EXECUTION



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               GE CAPITAL MORTGAGE SERVICES, INC.,

                       Seller and Servicer


                               and



               STATE STREET BANK AND TRUST COMPANY,

                             Trustee


              --------------------------------------

                 POOLING AND SERVICING AGREEMENT

                  Dated as of September 1, 1997

              --------------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                          Series 1997-10




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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 38
2.02.  Acceptance by Trustee.................................... 41
2.03.  Representations and Warranties of the
        Company; Mortgage Loan Repurchase....................... 42
2.04.  Execution of Certificates................................ 48
2.05.  Designations under the REMIC Provisions.................. 48

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 49
3.02.  Collection of Certain Mortgage Loan
        Payments; Mortgage Loan Payment Record;
        Certificate Account..................................... 55
3.03.  Collection of Taxes, Assessments and Other Items......... 58
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 59
3.05.  Maintenance of the Primary Insurance Policies............ 60
3.06.  Maintenance of Hazard Insurance.......................... 61
3.07.  Assumption and Modification Agreements................... 62
3.08.  Realization Upon Defaulted Mortgage Loans................ 62
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 66
3.10.  Servicing Compensation; Payment of Certain
        Expenses by the Company................................. 67
3.11.  Reports to the Trustee; Certificate Account
        Statements.............................................. 67
3.12.  Annual Statement as to Compliance........................ 68
3.13.  Annual Independent Public Accountants'
        Servicing Report........................................ 68
3.14.  Access to Certain Documentation and Information
        Regarding the Mortgage Loans............................ 68
3.15.  Maintenance of Certain Servicing Policies................ 69
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 69

Section                                                        Page

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 69
4.02.  Method of Distribution................................... 73
4.03.  Allocation of Losses..................................... 74
4.04.  Monthly Advances; Purchases of Defaulted
        Mortgage Loans.......................................... 77
4.05.  Statements to Certificateholders......................... 78
4.06.  Servicer's Certificate................................... 80
4.07.  Reports of Foreclosures and Abandonments
        of Mortgaged Property................................... 80
4.08.  Reduction of Servicing Fees by Compensating
        Interest Payments....................................... 81

                             ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates......................................... 81
5.02.  Registration of Transfer and Exchange of
        Certificates............................................ 83
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........ 90
5.04.  Persons Deemed Owners.................................... 90
5.05.  Access to List of Certificateholders' Names
        and Addresses........................................... 91
5.06.  Representation of Certain Certificateholders............. 91
5.07.  Determination of COFI.................................... 91
5.08.  Determination of LIBOR................................... 92

                            ARTICLE VI

                            THE COMPANY

6.01.  Liability of the Company................................. 94
6.02.  Merger or Consolidation of, or Assumption
        of the Obligations of, the Company...................... 94
6.03.  Assignment............................................... 94
6.04.  Limitation on Liability of the Company and Others........ 95
6.05.  The Company Not to Resign................................ 96

                            ARTICLE VII

                              DEFAULT

7.01.  Events of Default........................................ 96
7.02.  Trustee to Act; Appointment of Successor................. 98
7.03.  Notification to Certificateholders....................... 99

Section                                                        Page

                           ARTICLE VIII

                            THE TRUSTEE

8.01.  Duties of Trustee........................................ 99
8.02.  Certain Matters Affecting the Trustee....................100
8.03.  Trustee Not Liable for Certificates or
        Mortgage Loans..........................................102
8.04.  Trustee May Own Certificates.............................102
8.05.  The Company to Pay Trustee's Fees and Expenses...........102
8.06.  Eligibility Requirements for Trustee.....................103
8.07.  Resignation or Removal of Trustee........................103
8.08.  Successor Trustee........................................104
8.09.  Merger or Consolidation of Trustee.......................105
8.10.  Appointment of Co-Trustee or Separate Trustee............105
8.11.  Compliance with REMIC Provisions; Tax Returns............106
9.01.  Termination upon Repurchase by the Company or
        Liquidation of All Mortgage Loans.......................107
9.02.  Additional Termination Requirements......................108

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................109
10.02.  Recordation of Agreement................................110
10.03.  Limitation on Rights of Certificateholders..............111
10.04.  Governing Law...........................................112
10.05.  Notices.................................................112
10.06.  Notices to the Rating Agencies..........................112
10.07.  Severability of Provisions..............................113
10.08.  Certificates Nonassessable and Fully Paid...............113

                             Exhibits



EXHIBIT A      Forms of Certificates
EXHIBIT B      Principal Balance Schedules (Not Applicable)
EXHIBIT C      Mortgage Loans
EXHIBIT D      Form of Servicer's Certificate
EXHIBIT E      Form of Transfer Certificate as to
                 ERISA Matters for Definitive
                 ERISA-Restricted Certificates
EXHIBIT F      Form of Residual Certificate
                 Transferee Affidavit
EXHIBIT G      Form of Residual Certificate
                 Transferor Letter
EXHIBIT H      Additional Servicer Compensation
EXHIBIT I        Form of Investment Letter for
               Definitive Restricted Certificates
EXHIBIT J      Form of Distribution Date
                 Statement
EXHIBIT K      Form of Special Servicing and
                 Collateral Fund Agreement
EXHIBIT L      Form of Lost Note Affidavit and
               Agreement

           THIS POOLING AND SERVICING AGREEMENT, dated as of
September 1, 1997, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                W I T N E S S E T H   T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  None.

           Accretion Termination Date:  None.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  None.

           Accrual Component:  None.

           Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal

      Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect to) such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and among the Specified Components (other than any Principal Only Component) in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the

      Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in August of each year that the Certificates are outstanding, commencing in October, 1997.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans, Defaulted Mortgage Loans, and Modified Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class PO, Class R and Class S Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Category A Percentage:  With respect to any
      Distribution Date, 33.16519794%.

           Category A Senior Certificate:  Any Class A1
      Certificates.

           Category A Senior Optimal Principal Amount: With respect to any Distribution Date, an amount equal to the Category A Percentage of the Senior Optimal Principal
      Amount.

           Category B Group I Final Distribution Date: The first
      Distribution Date on which the aggregate Certificate
      Principal Balance of the Category B Group I Senior
      Certificates has been reduced to zero.

           Category B Group I Senior Certificate:  Any Class A2,
      Class A3, Class A4, Class A5 and Class R Certificate.

           Category B Group II Senior Certificate:  Any Class A6
      Certificate.

           Category B Percentage:  With respect to any
      Distribution Date, 66.83480206%.

           Category B Senior Certificate: Any Class A2, Class A3, Class A4, Class A5, Class A6 and Class R Certificate.

           Category B Senior Optimal Principal Amount: With respect to any Distribution Date, an amount equal to the Category B Percentage of the Senior Optimal Principal
      Amount.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates other than the Class S Certificates and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate or Certificate which includes an Accrual Component, its Percentage Interest of any related Accrual Amount or Accrual Amounts for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and (c), and
      (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation.

           Class A6 Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the Class Certificate Principal Balance of the Class A6 Certificates immediately preceding such Distribution Date, by (y) the aggregate Class Certificate Principal Balance of the Category B Senior Certificates immediately preceding such Distribution Date.

           Class A6 Prepayment Distribution Percentage: 0% through the Distribution Date in September 2002; 30% thereafter through the Distribution Date in September 2003; 40% thereafter through the Distribution Date in September 2004; 60% thereafter through the Distribution Date in September 2005; 80% thereafter through the Distribution Date in September 2006; and 100% thereafter.

           Class A6 Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the Category B Percentage of the total of the amounts described in clauses
      (i) and (iii) of the definition of Senior Optimal Principal Amount for such date multiplied by the Class A6 Percentage for such date, and (b) the Category B Percentage of the total of the amounts described in clauses (ii), (iv) and
      (v) of the definition of Senior Optimal Principal Amount for such date multiplied by the product of (x) the Class A6 Percentage for such date and (y) the Class A6 Prepayment Distribution Percentage for such date; provided, however,

      (i) on the Category B Group I Final Distribution Date, the Class A6 Principal Distribution Amount will be equal to any Category B Senior Optimal Principal Amount remaining after distributions of principal have been made on the Category B Group I Senior Certificates and (ii) following the Category B Group I Final Distribution Date, the Class A6 Principal Distribution Amount will equal the Category B Senior Optimal Principal Amount.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  September 26, 1997.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component:  None.

           Component Certificate:  None.

           Component Interest Rate:  None.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  September 1, 1997.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 6.75% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate: Any Junior Certificate or Class S Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $1,550,331 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% (from the first to third anniversaries of the Cut-Off Date) or 0.5% (from but excluding the third through and including the fifth anniversaries of the Cut-Off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cutoff Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  None.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal on such Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      After the Class Certificate Principal Balances of the
      Junior Certificates have been reduced to zero, the Junior
      Optimal Principal Amount shall be zero.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  October, 2014.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificates:  None.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 6.75% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class S Certificate.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  None.

           PAC Component:  None.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 6.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and
                (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  250% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated September 24, 1997.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 89-89, 54 Fed. Reg.
      42589, October 17, 1989.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the

      Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Junior Certificates (other than the Class B5 Certificates), Fitch shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate, Class PO Certificate or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Senior Certificate:  Any Certificate other than a
      Junior Certificate or Class S Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv)  the Senior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to September
                2002 to and including the Distribution Date in September 2003, the Senior Percentage for such
                Distribution Date plus 70% of the Junior
                Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to September
                2003 to and including the Distribution Date in September 2004, the Senior Percentage for such
                Distribution Date plus 60% of the Junior
                Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to September
                2004 to and including the Distribution Date in September 2005, the Senior Percentage for such
                Distribution Date plus 40% of the Junior
                Percentage for such Distribution Date;

          (iv)  for any Distribution Date subsequent to September
                2005 to and including the Distribution Date in September 2006, the Senior Percentage for such
                Distribution Date plus 20% of the Junior
                Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, (i) if on any Distribution
      Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including October 2002 and September 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004,
           (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal
           Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative
           Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate
           Principal Balance if such Distribution Date occurs between and including October 2002 and September 2003,
           (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004, (c) 20% of the Original

           Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,661,201 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component: None.

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 6.75%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  None.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates and any Specified Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class

      B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates, and 2% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.


                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the related Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.00% of the Original Value; as of the Cut-off Date, no more than 5.00% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.875% per annum and not greater than 9.125% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 28.75% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 2.00% of the Mortgage Loans by Scheduled Principal Balance are secured by

      Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 93.50% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 94.50% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 3.50% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $34,200 to $1,000,000;

        (xxii) As of the Cut-off Date, no more than 5.75% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled

Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. Designations under the REMIC Provisions.
(a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

           (b) The Closing Date will be the "Startup Day" for the
REMIC established hereunder for purposes of the REMIC Provisions.

           (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest
Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e) In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the REMIC established hereunder.


                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
      Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including

      Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any

Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that (i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a

Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Trust Fund against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Trust Fund or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+ then, notwithstanding subsection
(c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Cer-tificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this
Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.

The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d)  Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the

Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the

Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03, 3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1998, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans in the Company's servicing portfolio and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company.

Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon or added to the Certificate Principal Balance thereof;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

                (A) to the Category A and Category B Senior
           Certificates, the Senior Optimal Principal Amount for such Distribution Date concurrently as follows:

                     (1) to the Category A Senior Certificate,
                the Category A Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero.

                     (2) to the Category B Senior Certificates,
                the Category B Senior Optimal Principal Amount for such Distribution Date, concurrently, as follows:

                          (i) to the Category B Group II Senior
                     Certificates, the Class A6 Principal
                     Distribution Amount for such Distribution
                     Date, until the Class Certificate Principal
                     Balance thereof has been reduced to zero;
                     and

                          (ii) to the Category B Group I Senior
                     Certificates, the Category B Senior Optimal
                     Principal Amount for such Distribution Date
                     (as reduced by the Class A6 Principal
                     Distribution Amount distributed in clause
                     (i)) in the following order of priority;

                               (a)  to the Class R Certificates,
                          until the Class Certificate Principal
                          Balance thereof has been reduced to
                          zero;

                               (b) concurrently, 50.577999667% to
                          the Class A2 Certificates and
                          49.422000333% to the Class A3
                          Certificates, until the Class
                          Certificate Principal Balance of the
                          Class A2 Certificates has been reduced
                          to zero;

                               (c) concurrently, 49.422000333% to
                          the Class A3 Certificates and
                          50.577999667% to the Class A4
                          Certificates, until the Class
                          Certificate Principal Balance of the
                          Class A3 Certificates has been reduced
                          to zero;

                               (d)  to the Class A4 Certificates,
                          until the Class Certificate Principal
                          Balance thereof has been reduced to
                          zero; and

                               (e)  to the Class A5 Certificates,
                          until the Class Certificate Principal
                          Balance thereof has been reduced to
                          zero; and

                (B) to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero.

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(A) and (B) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(A) and (B).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each

Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States,
(ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess
Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal
Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy

Coverage Termination Date (such limitation, the "Loss Allocation
Limitation").

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section 3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such

      Distribution Date and (ii) the allocation of any Realized
      Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Category A Percentage,
      Category B Percentage and Junior Percentage for such
      Distribution Date; and

         (xii)  The Senior Prepayment Percentage and the Junior
      Prepayment Percentage for such Distribution Date.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to

Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           (b) On or prior to January 20th of each year, commencing in 1998, the Company shall furnish to the Trustee for mailing to each Person who at any time during the previous calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.

           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1997, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a

Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08. Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.


                             ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $155,033,107.81. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:

                   Initial
                    Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations
-----------         -------         ----            -------------

Class A1        $50,000,000.00      6.750%              $25,000
Class A2         20,289,000.00      6.750                25,000
Class A3         29,648,258.00      6.750                25,000
Class A4         10,052,742.00      6.750                25,000
Class A5         20,270,345.00      6.750                25,000
Class A6         20,500,000.00      6.750                25,000
Class PO              8,554.70      0.000                 8,554
Class M           1,551,000.00      6.750               100,000
Class B1            775,000.00      6.750               100,000
Class B2            775,000.00      6.750               100,000
Class B3            465,000.00      6.750               250,000
Class B4            310,000.00      6.750               250,000
Class B5            388,108.11      6.750               250,000
Class S                (1)           (1)             12,500,000
Class R                 100.00      6.750                   100


(1)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $154,341,560.15 and shall bear interest at the Strip Rate.


           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). The Residual Certificate shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class S Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the

Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of
(i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class PO or Class S Certificates to the Company or upon any subsequent transfer of any Class PO or Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI".

The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.

                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the

Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of S&P, Standard and Poor's Rating Services, 26 Broadway, 16th Floor, New York, New York 10007, Attention:
Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                            GE CAPITAL MORTGAGE
                              SERVICES, INC.


                            By:_______________________
                               Name:
                               Title:
[SEAL]


Attest:


By:______________________
   Name:
   Title:


                             STATE STREET BANK AND
                               TRUST COMPANY,
                              as Trustee


                            By:_______________________
                               Name:
                               Title:
[SEAL]


Attest:


By:______________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the       day of September, 1997 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _____________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                   ____________________________
                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the day of September, 1997 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _____________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                   ____________________________
                                          Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $50,000,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NBZ6
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-10, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and
Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee

(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee



(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:_________________


______________________________________
Signature by or on behalf of assignor




_______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $20,289,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCA0
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $29,648,258

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCB8
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $10,052,742

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCC6
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $20,270,345

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCD4
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $20,500,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCE2
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $1,551,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCK8
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-10, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and
Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee

(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee



(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

___________________
Dated:

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________

_______________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_______________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

Dated:____________________



_____________________________________
Signature by or on behalf of assignor



______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $775,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCL6
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $775,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCM4
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $465,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCG7
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-10, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee

(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee



(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_____________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)



this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:___________________




_________________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated___________________________    ________________________________
                                                       (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated________________________       ________________________________
                                                       (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


ated________________________       ________________________________
                                                       (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $310,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCH5
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $388,108.11

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:            CUSIP:  36157NCJ1
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $8554.70

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
September 1, 1997

First Distribution Date:
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-10, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and
Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee

(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:_______________________




__________________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE OUTSTANDING NON-DISCOUNT MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

    REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-10


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $151,341,560.15

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
September 1, 1997

First Distribution Date:
October 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-10, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:______________________________
                                  Name:
                                  Title:


Countersigned:


By_________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:_____________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
  (Please print or typewrite name and address including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________



Dated:____________________


________________________________________
Signature by or on behalf of assignor


_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES

                         [Not Applicable]

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0004882239     MORTGAGORS: STENKO               MICHAEL
                               STENKO               CHRISTINE
    REGION CODE    ADDRESS   : 1683 MAYACOO LAKESBOULEVARD
        04         CITY      :    WEST PALM BEACH
                   STATE/ZIP : FL  33411
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     97,463.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,189.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/06
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 60.29400
    ----------------------------------------------------------------
0   0007015753     MORTGAGORS: WIGGINS              ELIZABETH

    REGION CODE    ADDRESS   : 33 ESSEX STREET
        01         CITY      :    ROCHESTER
                   STATE/ZIP : NY  14611
    MORTGAGE AMOUNT :    34,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     30,580.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       337.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.55600  MATURITY DATE     :   11/01/09
    CURRENT INT RATE:      8.55600  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0007521586     MORTGAGORS: ALBERT               WARREN
                               ALBERT               EVE
    REGION CODE    ADDRESS   : 124 PERCHERON LANE
        00         CITY      :    ROSLYN HEIGHTS
                   STATE/ZIP : NY  11577
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,732.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,244.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.62745
    ----------------------------------------------------------------
0   0007571318     MORTGAGORS: BLANDA               BARBARA
                               DRAKE                JEFFREY
    REGION CODE    ADDRESS   : 85-24 RADNOR STREET
        00         CITY      :    JAMAICA
                   STATE/ZIP : NY  11432
    MORTGAGE AMOUNT :   214,601.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,230.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,589.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/07
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.48100
    ----------------------------------------------------------------
0   0007598543     MORTGAGORS: NELKIN               ISRAEL
                               NELKIN               POLA
    REGION CODE    ADDRESS   : 6508 DRESDEN COURT
        00         CITY      :    ALPARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,370.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,212,801.00
                               P & I AMT:     12,223.30
                               UPB AMT:     889,376.48

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007600786     MORTGAGORS: MARCO                MANOHAR

    REGION CODE    ADDRESS   : 94-35 118TH STREET
        00         CITY      :    RICHMOND HILL
                   STATE/ZIP : NY  11419
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       948.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------
0   0007601370     MORTGAGORS: LEE                  JOHN
                               TOM                  JOCELYN
    REGION CODE    ADDRESS   : 41 CRAGMONT AVE
        00         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   282,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,266.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,655.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.38947
    ----------------------------------------------------------------
0   0007604192     MORTGAGORS: BUCKLEY              KEVIN
                               BUCKLEY              LEANNE
    REGION CODE    ADDRESS   : 433 HEATHERWOOD LANE
        00         CITY      :    DEVON
                   STATE/ZIP : PA  19333
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,347.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007604416     MORTGAGORS: BORSONI              ANTHONY
                               BORSONI              BERNADETTE
    REGION CODE    ADDRESS   : 3353 WASHINGTON COURT
        00         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   234,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,542.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 51.48351
    ----------------------------------------------------------------
0   0007605249     MORTGAGORS: OLLERTON             RAND
                               OLLERTON             LISA
    REGION CODE    ADDRESS   : 241 SPRUCE STREET
        00         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   286,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,195.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.41772
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,118,400.00
                               P & I AMT:     10,449.75
                               UPB AMT:   1,115,352.26

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007607260     MORTGAGORS: LODGE                FREDERICK
                               LODGE                CHRISTINE
    REGION CODE    ADDRESS   : 1757 HAGGIN GROVE WAY
        00         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,124.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.71698
    ----------------------------------------------------------------
0   0007608946     MORTGAGORS: BARRON               RICHARD
                               BARRON               DEIRDRA
    REGION CODE    ADDRESS   : 93 PLEASANT LAKE ROAD WEST
        00         CITY      :    NORTH OAKS
                   STATE/ZIP : MN  55127
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,213.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007609050     MORTGAGORS: HART                 JAMES

    REGION CODE    ADDRESS   : 6325 VANCE LN
        00         CITY      :    KNOXVILLE
                   STATE/ZIP : TN  37921
    MORTGAGE AMOUNT :    56,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,409.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       671.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/07
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.21052
    ----------------------------------------------------------------
0   0007611437     MORTGAGORS: BEAZER               RICHARD
                               BEAZER               GAIL
    REGION CODE    ADDRESS   : 6220 MORNING PLACE
        00         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91737
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007611866     MORTGAGORS: BETHENCOURT          GUILLERMO
                               BETHENCOURT          ROBERTA
    REGION CODE    ADDRESS   : 4 GRAHAM PLACE
        00         CITY      :    MILLSTONE
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   317,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,916.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.60000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,260,900.00
                               P & I AMT:     11,822.68
                               UPB AMT:   1,259,183.62

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007612831     MORTGAGORS: ALLEN                CHARLES
                               ALLEN                CAROL
    REGION CODE    ADDRESS   : 111 SOUTH WILTON ROAD
        00         CITY      :    RICHMOND
                   STATE/ZIP : VA  23226
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,943.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.30600
    ----------------------------------------------------------------
0   0007613573     MORTGAGORS: GOLDFARB             RICHARD

    REGION CODE    ADDRESS   : 7100 BALBOA BOULEVARD #409
        00         CITY      :    VAN NUYS
                   STATE/ZIP : CA  91406
    MORTGAGE AMOUNT :    55,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       519.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.27500
    ----------------------------------------------------------------
0   0007614464     MORTGAGORS: THOMAS               GREGORY
                               THOMAS               MARY
    REGION CODE    ADDRESS   : 32582 BALEARIC
        00         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   512,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    512,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,712.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.03700
    ----------------------------------------------------------------
0   0007614696     MORTGAGORS: GATHINGS             W.
                               GATHINGS             SANDRA
    REGION CODE    ADDRESS   : 137 KINGS CREST LANE
        00         CITY      :    PELHAM
                   STATE/ZIP : AL  35124
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.37500
    ----------------------------------------------------------------
0   0007617194     MORTGAGORS: MC CORMICK           BILLY
                               MC CORMICK           PAULINE
    REGION CODE    ADDRESS   : 160 PIEDRA LOOP
        00         CITY      :    LOS ALAMOS
                   STATE/ZIP : NM  87544
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.72727
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,364,450.00
                               P & I AMT:     12,563.69
                               UPB AMT:   1,364,450.00

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007619729     MORTGAGORS: NAIFY                JAMES

    REGION CODE    ADDRESS   : 9 HINGHAM COVE
        00         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,642.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621493     MORTGAGORS: BAIN                 RONALD
                               BAIN                 CONSTANCE
    REGION CODE    ADDRESS   : 9406 FENCHURCH DRIVE
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77379
    MORTGAGE AMOUNT :   299,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,685.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621501     MORTGAGORS: LEVY                 BARRY
                               LEVY
    REGION CODE    ADDRESS   : 701 NORTH DOHENY DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,562.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 29.41100
    ----------------------------------------------------------------
0   0007621519     MORTGAGORS: KANG                 SEONG
                               KANG                 JOO
    REGION CODE    ADDRESS   : 120 OVERLOOK LANE
        01         CITY      :    HAWLEY
                   STATE/ZIP : PA  18428
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,768.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       764.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0007621527     MORTGAGORS: ROBERTS              HUGH
                               ROBERTS              SARAH
    REGION CODE    ADDRESS   : 410 MOYLAN AVENUE
        01         CITY      :    MOYLAN
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,606.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,690.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,209,300.00
                               P & I AMT:     11,170.95
                               UPB AMT:   1,203,823.38

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621535     MORTGAGORS: REKOW                SHEILA

    REGION CODE    ADDRESS   : 6115 GEORGETOWN ROAD
        01         CITY      :    BROAD RUN
                   STATE/ZIP : VA  20137
    MORTGAGE AMOUNT :   249,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,351.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.47058
    ----------------------------------------------------------------
0   0007621543     MORTGAGORS: STIVERS              ROBERT
                               STIVERS              MARY JEANE
    REGION CODE    ADDRESS   : 504 PONCE DE LEON MANOR
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30307
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,219.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,359.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.55900
    ----------------------------------------------------------------
0   0007621550     MORTGAGORS: LARSEN               STEPHEN

    REGION CODE    ADDRESS   : 379 BRYN DU DRIVE
        01         CITY      :    GRANVILLE
                   STATE/ZIP : OH  43023
    MORTGAGE AMOUNT :   592,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    588,987.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,577.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007621568     MORTGAGORS: KNOLL                STEVEN
                               KNOLL                SALLY
    REGION CODE    ADDRESS   : 4124 SW EAGLE POINT ROAD
        01         CITY      :    TOPEKA
                   STATE/ZIP : KS  66610
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,233.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,805.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.78300
    ----------------------------------------------------------------
0   0007621576     MORTGAGORS: CHASE                JONATHAN
                               CHASE                ELIZABETH
    REGION CODE    ADDRESS   : 3903 DOVER ROAD
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23221
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,162.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,917.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.26300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,710,800.00
                               P & I AMT:     16,046.93
                               UPB AMT:   1,698,953.94

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621584     MORTGAGORS: CHO                  WON
                               CHO                  EN
    REGION CODE    ADDRESS   : 10356 CRUZENSHIRE COVE
        01         CITY      :    COLLIERVILLE
                   STATE/ZIP : TN  38017
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,518.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.31200
    ----------------------------------------------------------------
0   0007621592     MORTGAGORS: STERN                STEVEN
                               OSSWALD              INGRID
    REGION CODE    ADDRESS   : 5050 SPRINGFARM RD
        01         CITY      :    PROSPECT
                   STATE/ZIP : KY  40059
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,391.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,141.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.56600
    ----------------------------------------------------------------
0   0007621600     MORTGAGORS: WALTERS              ROBERT
                               WALTERS              CAROLYN
    REGION CODE    ADDRESS   : 4352 EDMONDSON AVENUE
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,489.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,635.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.89300
    ----------------------------------------------------------------
0   0007621618     MORTGAGORS: FULLEN               VICKY

    REGION CODE    ADDRESS   : 262 ARAPAHOE EAST
        01         CITY      :    LAKE QUIVIRA
                   STATE/ZIP : KS  66106
    MORTGAGE AMOUNT :   223,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,274.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621626     MORTGAGORS: GRIZZLE              JESSY
                               MC CAULEY            LAURIE
    REGION CODE    ADDRESS   : 2424 LONDONDERRY RD
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48104
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,983.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,828.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,709,600.00
                               P & I AMT:     16,063.30
                               UPB AMT:   1,700,657.65

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621634     MORTGAGORS: TRIMMER              DAVID
                               TRIMMER              JACQUELINE
    REGION CODE    ADDRESS   : 250 RHODODENDRON LANE
        01         CITY      :    BRINNON
                   STATE/ZIP : WA  98320
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,063.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.88800
    ----------------------------------------------------------------
0   0007621642     MORTGAGORS: LA BARRE             RONALD
                               LA BARRE             MAURA
    REGION CODE    ADDRESS   : 118 PARK LAUREATE DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,964.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,114.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621659     MORTGAGORS: PRIBYL               STEVEN
                               PRIBYL               SHARON
    REGION CODE    ADDRESS   : 40565 PRAIRIE AVENUE
        01         CITY      :    ANTIOCH
                   STATE/ZIP : IL  60002
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,239.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,795.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007621667     MORTGAGORS: TURK                 GEORGE
                               TURK                 HELEN
    REGION CODE    ADDRESS   : 12 BLUE HERON DRIVE WEST
        01         CITY      :    GREENWOOD VILLAGE
                   STATE/ZIP : CO  80121
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,902.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,269.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0007621675     MORTGAGORS: DAVIS                CHARLES
                               DAVIS                JOSETTE
    REGION CODE    ADDRESS   : 2828 VIA SEGOVIA
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,162.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 30.92700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,593,000.00
                               P & I AMT:     14,813.31
                               UPB AMT:   1,584,332.02

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621691     MORTGAGORS: WINE                 DUNCAN
                               WINE                 LAURA
    REGION CODE    ADDRESS   : 3110 IVY FALLS DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77068
    MORTGAGE AMOUNT :   233,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,687.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,147.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0007621709     MORTGAGORS: OBERMILLER           TIMOTHY
                               OBERMILLER           MARY
    REGION CODE    ADDRESS   : 282 ARBOUR DR WEST
        01         CITY      :    KALISPELL
                   STATE/ZIP : MT  59901
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,218.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.45900
    ----------------------------------------------------------------
0   0007621717     MORTGAGORS: VON DRESSLER         WOLFGANG
                               VON DRESSLER         EDDA
    REGION CODE    ADDRESS   : 13 CLONMEL CLOSE
        01         CITY      :    ST CHARLES
                   STATE/ZIP : MO  63304
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,492.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,484.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.98600
    ----------------------------------------------------------------
0   0007621725     MORTGAGORS: DELL                 PAUL
                               DELARIOS             CARYN
    REGION CODE    ADDRESS   : 6585 SOUTH ANNE MARIE DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,035.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,186.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621733     MORTGAGORS: DAUGHERTY            RITA
                               DAUGHERTY            DENNIS
    REGION CODE    ADDRESS   : 19011 TOWERING OAKS TRAIL
        01         CITY      :    CREDIT RIVER TWP,
                   STATE/ZIP : MN  55372
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,625.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,139.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.31200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,573,400.00
                               P & I AMT:     14,683.67
                               UPB AMT:   1,565,059.41

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621741     MORTGAGORS: BECKER               DAVID
                               BECKER               VALERIE
    REGION CODE    ADDRESS   : 866 FAIR WAY
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,606.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,212.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.60300
    ----------------------------------------------------------------
0   0007621758     MORTGAGORS: TJEN                 HIAN-THAI
                               CHANG                SERENA
    REGION CODE    ADDRESS   : 138 COUNTRY LANE
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,294.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,331.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621766     MORTGAGORS: CRAIG                DANIEL
                               CRAIG                SHAWN
    REGION CODE    ADDRESS   : 1011 HUNTERS POINT LANE SW
        01         CITY      :    ROCHESTER
                   STATE/ZIP : MN  55902
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,972.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,219.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621774     MORTGAGORS: BAUMGARTNER          GUNTHER
                               BAUMGARTNER          MARY
    REGION CODE    ADDRESS   : 8315 HUNTERS CREEK ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,083.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621782     MORTGAGORS: O'DONNELL            WILLIAM
                               O'DONNELL            VIRGINIA
    REGION CODE    ADDRESS   : 5640 NORTH KENNETH AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,735.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,339,000.00
                               P & I AMT:     12,606.06
                               UPB AMT:   1,332,694.21

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621790     MORTGAGORS: CHEN                 YUNG
                               JEN                  WEI
    REGION CODE    ADDRESS   : 19028 BRAMHALL LANE
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,093.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.50000
    ----------------------------------------------------------------
0   0007621808     MORTGAGORS: CHANG                WILLIAM
                               CHANG                MAY
    REGION CODE    ADDRESS   : 23600 FALCONS VIEW DRIVE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,717.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,863.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 33.87000
    ----------------------------------------------------------------
0   0007621816     MORTGAGORS: NGUYEN               THAI
                               NGUYEN               THALIA
    REGION CODE    ADDRESS   : 9262 ROYAL PALM BLVD
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92841
    MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,601.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,625.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621824     MORTGAGORS: SWEET                M
                               SWEET                IDA
    REGION CODE    ADDRESS   : 30633 SUNDERLAND
        01         CITY      :    FARMINGTON
                   STATE/ZIP : MI  48331
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,336.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,329.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007621832     MORTGAGORS: PEACHER              ARTIE
                               PEACHER              CONNIE
    REGION CODE    ADDRESS   : 118 SCENIC SHORE DR
        01         CITY      :    DOVER
                   STATE/ZIP : TN  37058
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,172.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.66900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,727,750.00
                               P & I AMT:     16,235.06
                               UPB AMT:   1,721,922.08

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621840     MORTGAGORS: LEVIN                SCOTT
                               MANCINI              MARISA
    REGION CODE    ADDRESS   : 393 ARLINGTON AVENUE
        01         CITY      :    ELMHURST
                   STATE/ZIP : IL  60126
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,007.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,575.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0007621857     MORTGAGORS: RUSSELL              P
                               RUSSELL              GABRIELLE
    REGION CODE    ADDRESS   : 165 GREENCREST DRIVE
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,640.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,692.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621865     MORTGAGORS: GOBBLE               JEFFREY
                               GOBBLE               ELIZABETH
    REGION CODE    ADDRESS   : 780 ZAMIA AVENUE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80304
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,952.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,410.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.62500
    ----------------------------------------------------------------
0   0007621873     MORTGAGORS: CORNU                MICHEL
                               CORNU                ANNE-LISE
    REGION CODE    ADDRESS   : 2937 PINE STREET
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,153.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,987.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 41.83200
    ----------------------------------------------------------------
0   0007621881     MORTGAGORS: MICHIE               ROBERT
                               SUTTON               JACKELENE
    REGION CODE    ADDRESS   : 5478 GOLDENROD DRIVE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,586.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,403,400.00
                               P & I AMT:     13,116.58
                               UPB AMT:   1,396,340.18

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621899     MORTGAGORS: FENSTERMAKER         WILLIAM
                               FENSTERMAKER         PATRICIA
    REGION CODE    ADDRESS   : 6819 WAITE HILL ROAD
        01         CITY      :    WAITE HILL
                   STATE/ZIP : OH  44094
    MORTGAGE AMOUNT :   455,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    453,794.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,155.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621907     MORTGAGORS: HURWITZ              JEFFREY
                               HURWITZ              TERRY
    REGION CODE    ADDRESS   : 4 DEVON LANE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,170.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,742.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007621915     MORTGAGORS: MALATINO             THOMAS
                               MALATINO             JANA
    REGION CODE    ADDRESS   : 7647 SILVER WELLS ROAD
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,350.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------
0   0007621923     MORTGAGORS: YOHO                 ROBERT
                               YOHO                 JUDITH
    REGION CODE    ADDRESS   : 819 INVERNESS DRIVE
        01         CITY      :    LA CANADA-FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    486,542.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,558.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007621956     MORTGAGORS: DE SILVA             SUNIL
                               DE SILVA             CHANDRA
    REGION CODE    ADDRESS   : 1464 ROSEHILL CREST
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,157.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,682.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 55.33900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,735,200.00
                               P & I AMT:     16,210.07
                               UPB AMT:   1,730,015.71

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007621964     MORTGAGORS: PARKS                WILLIAM
                               PARKS                DEBORAH
    REGION CODE    ADDRESS   : 320 BOLLINGER ESTATES COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   481,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,435.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,501.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.83900
    ----------------------------------------------------------------
0   0007621972     MORTGAGORS: RUSSO                PAUL
                               GORANITES            TASIA
    REGION CODE    ADDRESS   : 15 CARDIFF COURT
        01         CITY      :    SOUTH HUNTINGTON
                   STATE/ZIP : NY  11746
    MORTGAGE AMOUNT :   168,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,251.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007621980     MORTGAGORS: YOO                  JOON
                               YOO                  CHOON
    REGION CODE    ADDRESS   : 208 AVONDALE COURT
        01         CITY      :    VESTAL
                   STATE/ZIP : NY  13850
    MORTGAGE AMOUNT :   107,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,700.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,045.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.82500
    ----------------------------------------------------------------
0   0007621998     MORTGAGORS: JUBELA               ERNEST
                               JUBELA               ETHEL
    REGION CODE    ADDRESS   : 3577 VIA LOMA VISTA
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   327,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,543.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,106.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 43.66600
    ----------------------------------------------------------------
0   0007622004     MORTGAGORS: KUSKIE               MICHAEL
                               KUSKIE               BEVERLY
    REGION CODE    ADDRESS   : 1550 BIG VALLEY
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,006.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,369.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,336,875.00
                               P & I AMT:     12,611.43
                               UPB AMT:   1,332,937.20

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622012     MORTGAGORS: MATHERNE             LEN

    REGION CODE    ADDRESS   : 2016 FRANCIS AVENUE
        01         CITY      :    MERAUX
                   STATE/ZIP : LA  70075
    MORTGAGE AMOUNT :    51,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     51,648.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       491.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.45700
    ----------------------------------------------------------------
0   0007622038     MORTGAGORS: PAUL                 JAMES
                               PAUL                 RONNIE
    REGION CODE    ADDRESS   : 7026 VALLEY GREENS CIRCLE # 21
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93923
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,599.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007622046     MORTGAGORS: GREENE               RANDY
                               GREENE               LU
    REGION CODE    ADDRESS   : 2230 HIGH POINT CIRCLE
        01         CITY      :    CARROLLTON
                   STATE/ZIP : TX  75007
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,309.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,492.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.90100
    ----------------------------------------------------------------
0   0007622053     MORTGAGORS: CARROLL              RUSSELL
                               CARROLL              NANCY
    REGION CODE    ADDRESS   : 4212 BRYN MAWR DRIVE
        01         CITY      :    UNIVERSITY PARK
                   STATE/ZIP : TX  75225
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,253.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0007622061     MORTGAGORS: SCHOLTEN             RICHARD
                               SCHOLTEN             PAMELA
    REGION CODE    ADDRESS   : 3940 EAST OAKHURST AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,719.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,930.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,270,800.00
                               P & I AMT:     11,848.65
                               UPB AMT:   1,266,930.75

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622079     MORTGAGORS: RAY                  BURDICK
                               RAY                  LORI
    REGION CODE    ADDRESS   : 18 CHAPARRAL COURT
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   310,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,313.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0007622087     MORTGAGORS: ANGLISS              FREDERICK
                               ANGLISS              PAMELA
    REGION CODE    ADDRESS   : 18 HAZEL AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,338.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0007622095     MORTGAGORS: LEMLEY               JOHN
                               LEMLEY               KANUNGNIJ
    REGION CODE    ADDRESS   : 7020 SOUTH MONICA COVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,557.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,878.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.92000
    ----------------------------------------------------------------
0   0007622103     MORTGAGORS: ALICEA               NANCY

    REGION CODE    ADDRESS   : 9655 CHELMSFORD
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78239
    MORTGAGE AMOUNT :    40,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     39,884.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       382.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 48.19200
    ----------------------------------------------------------------
0   0007622111     MORTGAGORS: MARTIN               RICHARD

    REGION CODE    ADDRESS   : 6892 CHILLINGSWORTH CIRCLE
        01         CITY      :    CANTON
                   STATE/ZIP : OH  44718
    MORTGAGE AMOUNT :   381,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,815.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,614.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.69500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,367,300.00
                               P & I AMT:     12,858.91
                               UPB AMT:   1,360,909.13

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622129     MORTGAGORS: ROBINSON             LAWRENCE
                               WANG                 LEILEI
    REGION CODE    ADDRESS   : 14817 SOUTHEAST 50TH STREET
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98006
    MORTGAGE AMOUNT :   277,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,060.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.10600
    ----------------------------------------------------------------
0   0007622137     MORTGAGORS: WADE                 ROBERT

    REGION CODE    ADDRESS   : 7401 TUDOR ROAD
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :    83,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     82,754.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       781.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 44.86400
    ----------------------------------------------------------------
0   0007622152     MORTGAGORS: GIRALDO              MACARIO
                               GIRALDO              MABELLE
    REGION CODE    ADDRESS   : 6826 GEORGETOWN PIKE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   605,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    603,212.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,694.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.69100
    ----------------------------------------------------------------
0   0007622186     MORTGAGORS: TSENG                CHING
                               TSENG                CHING
    REGION CODE    ADDRESS   : 6940 DARTMOOR WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,356.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,166.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 55.55555
    ----------------------------------------------------------------
0   0007622194     MORTGAGORS: DASHE                MURRAY
                               DASHE                ROBIN
    REGION CODE    ADDRESS   : 1945 SMOKEY RIDGE AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,965.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 47.29700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,540,900.00
                               P & I AMT:     14,513.11
                               UPB AMT:   1,536,350.96

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622210     MORTGAGORS: MCDOWELL             VIRGINIA
                               CRAMER               WILLIAM
    REGION CODE    ADDRESS   : 101 SHADY VALLEY
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63017
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,043.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007622228     MORTGAGORS: MCGOWAN              WILLIAM
                               MCGOWAN              LOUISE
    REGION CODE    ADDRESS   : 8324 QUEEN ELIZABETH BLVD
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,745.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.26470
    ----------------------------------------------------------------
0   0007622236     MORTGAGORS: VEDDA                JOSEPH
                               VEDDA                CINDY
    REGION CODE    ADDRESS   : 2901 ALBERT DRIVE
        01         CITY      :    MCHENRY
                   STATE/ZIP : IL  60050
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,774.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,184.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.49700
    ----------------------------------------------------------------
0   0007622244     MORTGAGORS: FREEMAN              JAMES
                               FREEMAN              KAREN
    REGION CODE    ADDRESS   : 5597 TROWBRIDGE DRIVE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   315,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,667.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,970.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007622269     MORTGAGORS: COWAN                SCOTT
                               COWAN                CHARLENE
    REGION CODE    ADDRESS   : 18873 SAN ANTONIO STREET
        01         CITY      :    FOUNTAIN VA
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,326.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,262,350.00
                               P & I AMT:     11,748.45
                               UPB AMT:   1,258,558.39

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622277     MORTGAGORS: SCHWINN              DOUGLAS
                               SCHWINN              JEAN
    REGION CODE    ADDRESS   : 2222 HARCOURT DRIVE
        01         CITY      :    CLEVELAND HEIGHTS
                   STATE/ZIP : OH  44106
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,172.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007622285     MORTGAGORS: MASSEY               RAWLINSON
                               MASSEY               WENDY
    REGION CODE    ADDRESS   : 10 NORTHAMPTON PLACE
        01         CITY      :    (COTO DE CAZA AREA)
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   268,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,906.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.97000
    ----------------------------------------------------------------
0   0007622293     MORTGAGORS: MARTIN               HOWARD
                               MARTIN               LYNNE
    REGION CODE    ADDRESS   : 10 SOUTH BRIAR HOLLOW LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77019
    MORTGAGE AMOUNT :   306,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,335.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,860.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007622301     MORTGAGORS: MCDANIEL             DARRIS
                               MCDANIEL             SHIRLEY
    REGION CODE    ADDRESS   : 1946 WINDWARD POINT
        01         CITY      :    DISCOVERY BAY
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,950.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007622319     MORTGAGORS: KUMAR                HALKUR

    REGION CODE    ADDRESS   : 5036 WESLEY DRIVE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33647
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,225.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.64700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,393,700.00
                               P & I AMT:     13,135.33
                               UPB AMT:   1,389,589.85

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622327     MORTGAGORS: ERVIN                DWIGHT
                               ERWIN                WENDI
    REGION CODE    ADDRESS   : 735 18TH AVENUE N.E.
        01         CITY      :    ST. PETERSBURG
                   STATE/ZIP : FL  33704
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,352.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,140.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007622335     MORTGAGORS: HUBLEY               BRANDON
                               PEPAS                MARYELLEN
    REGION CODE    ADDRESS   : 56 NORTH ELK RUN
        01         CITY      :    DURANGO
                   STATE/ZIP : CO  81301
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,208.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.83000
    ----------------------------------------------------------------
0   0007622343     MORTGAGORS: SAENZ                CHARLES
                               SAENZ                TERESA
    REGION CODE    ADDRESS   : 322 E COLUMBIA
        01         CITY      :    TELLURIDE
                   STATE/ZIP : CO  81435
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,755.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,819.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007622350     MORTGAGORS: COX                  GREGORY
                               COX                  DIANNE
    REGION CODE    ADDRESS   : 7719 GRANDVIEW LAKE DRIVE
        01         CITY      :    ASHLAND
                   STATE/ZIP : KY  41102
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,745.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,923.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007622368     MORTGAGORS: SHETH                ASHOK
                               SHETH                SANGITA
    REGION CODE    ADDRESS   : 10 STORY COURT
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   207,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,395.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.68700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,528,000.00
                               P & I AMT:     14,322.05
                               UPB AMT:   1,523,457.32

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622376     MORTGAGORS: HOFFMAN              SUSAN

    REGION CODE    ADDRESS   : 3645 MILITARY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   292,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,457.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.08700
    ----------------------------------------------------------------
0   0007622384     MORTGAGORS: HARIRI               MOUSTAFA
                               HARIRI               LINA
    REGION CODE    ADDRESS   : 2580 DAVENPORT CIRCLE
        01         CITY      :    KISSIMMEE
                   STATE/ZIP : FL  34746
    MORTGAGE AMOUNT :    67,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     67,001.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       632.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 54.19354
    ----------------------------------------------------------------
0   0007622392     MORTGAGORS: KAU                  WOLFGANG
                               KAU                  NICOLE
    REGION CODE    ADDRESS   : 2808 WOODSTOCK ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,163.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,663.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.79300
    ----------------------------------------------------------------
0   0007622400     MORTGAGORS: RUSSELL              GREG

    REGION CODE    ADDRESS   : 7833 TORREYSON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   501,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,486.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,644.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.80000
    ----------------------------------------------------------------
0   0007622418     MORTGAGORS: PRESTWICH            THOMAS

    REGION CODE    ADDRESS   : NO. 12 OF 2919 PACIFIC AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94115
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,084.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,917.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.09300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,453,550.00
                               P & I AMT:     13,548.04
                               UPB AMT:   1,449,193.73

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622426     MORTGAGORS: MANUEL               ERNEST
                               MANUEL               CAROL
    REGION CODE    ADDRESS   : 6350 N. PLACITA DERRUMBADERA
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85750
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,924.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,362.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.57100
    ----------------------------------------------------------------
0   0007622434     MORTGAGORS: ATIEH                HOSSAM

    REGION CODE    ADDRESS   : 97 PRINCETON ROAD
        01         CITY      :    OLD BRIDGE
                   STATE/ZIP : NJ  08857
    MORTGAGE AMOUNT :    98,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,208.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       927.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.78200
    ----------------------------------------------------------------
0   0007622442     MORTGAGORS: WILLIAMS             DENNIS
                               WILLIAMS             VIRGINIA
    REGION CODE    ADDRESS   : 2268 MIDLOTHIAN DRIVE
        01         CITY      :    ALTADENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   547,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    545,347.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,070.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.12800
    ----------------------------------------------------------------
0   0007622459     MORTGAGORS: MAXWELL              DANNY
                               MAXWELL              DRU
    REGION CODE    ADDRESS   : 2409 WALSH DRIVE
        01         CITY      :    ROUND ROCK
                   STATE/ZIP : TX  78681
    MORTGAGE AMOUNT :   252,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,488.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,338.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.85100
    ----------------------------------------------------------------
0   0007622467     MORTGAGORS: HAU                  THINH
                               HAU                  ANNE
    REGION CODE    ADDRESS   : 1621 RAQUEL COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,104.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,512,750.00
                               P & I AMT:     14,044.98
                               UPB AMT:   1,508,073.88

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007622483     MORTGAGORS: THOMPSON             KENNETH
                               THOMPSON             HELEN
    REGION CODE    ADDRESS   : 831 HOLLYWOOD BLVD.
        01         CITY      :    CROWNSVILLE
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,025.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,106.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 39.75900
    ----------------------------------------------------------------
0   0030526834     MORTGAGORS: RICH                 DAVID
                               RICH                 MELISSA
    REGION CODE    ADDRESS   : 15600 SW 16TH COURT
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33027
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,712.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/11
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030591523     MORTGAGORS: ROBINSON             JOHN

    REGION CODE    ADDRESS   : 507 A STREET
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   607,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    581,827.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,805.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/11
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030755029     MORTGAGORS: SCHMITT              JOHN

    REGION CODE    ADDRESS   : 5054 ODINS WAY
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   257,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,109.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030770929     MORTGAGORS: ANNEN                THOMAS

    REGION CODE    ADDRESS   : 704 NE LAKE POINT DRIVE
        01         CITY      :    LEE'S SUMMIT
                   STATE/ZIP : MO  65064
    MORTGAGE AMOUNT :   394,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,621.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,738.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,826,800.00
                               P & I AMT:     17,292.45
                               UPB AMT:   1,779,297.02

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030774384     MORTGAGORS: KELLY                TIMOTHY
                               KELLY                MARTHA
    REGION CODE    ADDRESS   : 98 MEADOWLARK LANE
        01         CITY      :    BRIDGE HAMPTON
                   STATE/ZIP : NY  11932
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,401.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,845.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 52.63100
    ----------------------------------------------------------------
0   0030779789     MORTGAGORS: DEPP                 DAVID
                               DEPP                 KAREN
    REGION CODE    ADDRESS   : 6735 PIKES LANE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70808
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,157.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,372.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 47.29981
    ----------------------------------------------------------------
0   0030811244     MORTGAGORS: KINGSBURY            JUDY

    REGION CODE    ADDRESS   : 1048 EAST CEDAR RIDGE ROAD
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84094
    MORTGAGE AMOUNT :   108,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,988.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,001.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030818322     MORTGAGORS: MCQUILLAN            DENNIS
                               MCQUILLAN            CHARMAINE
    REGION CODE    ADDRESS   : 1505 POWNAL DRIVE
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.11400
    ----------------------------------------------------------------
0   0030822670     MORTGAGORS: BONNER               BRIGID
                               MCCARTHY             TIMOTHY
    REGION CODE    ADDRESS   : 25 WILLOW WOODS DRIVE
        01         CITY      :    TONKA BAY
                   STATE/ZIP : MN  55331
    MORTGAGE AMOUNT :   562,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,102.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,334.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,600.00
                               P & I AMT:     13,770.71
                               UPB AMT:   1,450,850.05

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030823199     MORTGAGORS: SOMMO                WILLIAM
                               SOMMO                DAWN
    REGION CODE    ADDRESS   : 21 MEGANS WAY
        01         CITY      :    WADING RIVER
                   STATE/ZIP : NY  11792
    MORTGAGE AMOUNT :   279,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,276.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0030828420     MORTGAGORS: JACKSON              JOHN
                               JACKSON              DONNA
    REGION CODE    ADDRESS   : 31282 PASEO MONTEVIDEO
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   332,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030832760     MORTGAGORS: LYNCH                JAMES
                               LYNCH                CATHERINE
    REGION CODE    ADDRESS   : 2 CLINTON COURT
        01         CITY      :    BARNEGAT
                   STATE/ZIP : NJ  08005
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,288.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       873.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030833263     MORTGAGORS: EDWARDS              RICHARD
                               EDWARDS              MARGARET
    REGION CODE    ADDRESS   : 5 W 20TH STREET
        01         CITY      :    BARNEGAT
                   STATE/ZIP : NJ  08006
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,261.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.93000
    ----------------------------------------------------------------
0   0030835326     MORTGAGORS: HAJIAN               DAVID
                               GREENWALD            MARY
    REGION CODE    ADDRESS   : 17 GRAY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,501.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,202,300.00
                               P & I AMT:     11,317.92
                               UPB AMT:   1,197,728.04

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030835839     MORTGAGORS: ROSS                 GREGORY
                               ROSS                 GRACE
    REGION CODE    ADDRESS   : 318 LAUREL CREEK BLVD
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   373,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,480.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,624.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.92500
    ----------------------------------------------------------------
0   0030839427     MORTGAGORS: FLACH                THOMAS
                               FLACH                BARBARA
    REGION CODE    ADDRESS   : 4631 CENTRAL
        01         CITY      :    WESTERN SPRINGS
                   STATE/ZIP : IL  60558
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,961.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,389.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030844120     MORTGAGORS: WALSH                EDWARD
                               WALSH                KAY
    REGION CODE    ADDRESS   : 3 SNOWHILL LANE
        01         CITY      :    MEDFIELD
                   STATE/ZIP : MA  02052
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,441.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,567.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------
0   0030846232     MORTGAGORS: SEABRING             THOMAS
                               VAUGHN               STEPHEN
    REGION CODE    ADDRESS   : 3 WEST WOODS ROAD
        01         CITY      :    KENT
                   STATE/ZIP : CT  06757
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,332.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,235.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0030849418     MORTGAGORS: LEE                  JONG-IL
                               LEE                  SUZANNE
    REGION CODE    ADDRESS   : 1236 MUIRFIELD DRIVE
        01         CITY      :    SCHERERVILLE
                   STATE/ZIP : IN  46375
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,640.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,329.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,035,600.00
                               P & I AMT:     19,146.84
                               UPB AMT:   2,023,856.86

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030852362     MORTGAGORS: TEICH                MALVIN

    REGION CODE    ADDRESS   : 70 MONTGOMERY STREET
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,730.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,823.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 57.15000
    ----------------------------------------------------------------
0   0030856215     MORTGAGORS: JALAL                SOHAIL
                               JALAL                YASMEEN
    REGION CODE    ADDRESS   : 3703 ALCORN BEND DRIVE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,076.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
0   0030857031     MORTGAGORS: STOCKMAN             A

    REGION CODE    ADDRESS   : LOGAN LANE
        01         CITY      :    CASHIERS
                   STATE/ZIP : NC  23717
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,577.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030860183     MORTGAGORS: ACREE                PAGE

    REGION CODE    ADDRESS   : 18 STONES THROW
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70809
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,984.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,200.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
0   0030861322     MORTGAGORS: ARONSHTEIN           DIMITRY
                               ARONSHTEIN           OLGA
    REGION CODE    ADDRESS   : 3389 POPLAR STREET
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : NY  11572
    MORTGAGE AMOUNT :   300,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,402.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,805.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,588,350.00
                               P & I AMT:     15,083.54
                               UPB AMT:   1,572,771.64

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030861587     MORTGAGORS: ELIA                 EUGENE
                               ELIA                 CAROL
    REGION CODE    ADDRESS   : 16 CANTER DRIVE
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,522.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,651.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.92307
    ----------------------------------------------------------------
0   0030861702     MORTGAGORS: MILLER               MICHAEL
                               MILLER               NANCY
    REGION CODE    ADDRESS   : 109 OVERLOOK  LANE
        01         CITY      :    ST DAVIDS
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   875,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    869,869.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,298.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 66.79400
    ----------------------------------------------------------------
0   0030862213     MORTGAGORS: SASSE                SCOTT
                               KRAMER               FRANCOISE
    REGION CODE    ADDRESS   : 2726 LAKEWOOD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   362,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,400.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,439.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.25200
    ----------------------------------------------------------------
0   0030863013     MORTGAGORS: NEZHADIAN            FARIBORZ
                               NEZHADIAN            SHEIVA
    REGION CODE    ADDRESS   : 1624 CAMINITO ASTERISSO
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,106.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,639.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030865182     MORTGAGORS: LUDWIN               FREDRIC
                               LUDWIN               ANNETTE
    REGION CODE    ADDRESS   : 4 PIRATES WAY
        01         CITY      :    MANTEO
                   STATE/ZIP : NC  27954
    MORTGAGE AMOUNT :   351,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,813.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,312.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.02600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,285,500.00
                               P & I AMT:     21,341.71
                               UPB AMT:   2,270,713.67

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030865398     MORTGAGORS: ANDERSON             CHRISTOPHER
                               ANDERSON             ADRIENNE
    REGION CODE    ADDRESS   : 308 DURIE AVENUE
        01         CITY      :    CLOSTER
                   STATE/ZIP : NJ  07624
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,680.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,822.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0030865471     MORTGAGORS: LESTER               CHARLES
                               LESTER               PATRICIA
    REGION CODE    ADDRESS   : 198 COUNTRY CLUB DRIVE #20
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89450
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,912.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,570.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030867659     MORTGAGORS: OTWELL               ROY

    REGION CODE    ADDRESS   : 2520 PEACH TREE ROAD UNIT 303
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :    70,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     69,534.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       691.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868830     MORTGAGORS: ANGELO               JOHN
                               ANGELO               ANDREA
    REGION CODE    ADDRESS   : 418 MORNING CLOUD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78734
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,974.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,090.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030870679     MORTGAGORS: GEIGER               JAMES
                               GEIGER               CHARLOTTE
    REGION CODE    ADDRESS   : 126 DEER CREEK CROSSING
        01         CITY      :    KENNETT SQUARE
                   STATE/ZIP : PA  19348
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,782.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,628.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,457,700.00
                               P & I AMT:     13,803.06
                               UPB AMT:   1,449,883.67

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030870794     MORTGAGORS: MAGID                LARRY
                               MAGID                BARBARA
    REGION CODE    ADDRESS   : 612-614 ADDISON STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19147
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,749.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,837.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.31400
    ----------------------------------------------------------------
0   0030872543     MORTGAGORS: LEDDICK              JOHN
                               LEDDICK              A.
    REGION CODE    ADDRESS   : 552 TRIPLE TREE ROAD
        01         CITY      :    BOZEMAN
                   STATE/ZIP : MT  59715
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,977.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,272.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.19300
    ----------------------------------------------------------------
0   0030873921     MORTGAGORS: DE HEGEDUS           COLOMAN
                               DE HEGEDUS           SUSANA
    REGION CODE    ADDRESS   : 2811 BENT CYPRESS ROAD
        01         CITY      :    WELLINGTON
                   STATE/ZIP : FL  33414
    MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,163.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,824.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.22800
    ----------------------------------------------------------------
0   0030874630     MORTGAGORS: VELSER               PAUL
                               VELSER               JUDY
    REGION CODE    ADDRESS   : 7611 S. 31ST STREET
        01         CITY      :    FRANKLIN
                   STATE/ZIP : WI  53132
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,045.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,329.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030874697     MORTGAGORS: KLEIN                ROBERT
                               KLEIN                JEAN
    REGION CODE    ADDRESS   : 1225 EAST WARNER RD.
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,051.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,627,800.00
                               P & I AMT:     15,299.62
                               UPB AMT:   1,620,987.71

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030874812     MORTGAGORS: RUBINO               JOHN
                               RUBINO               JEANETTE
    REGION CODE    ADDRESS   : 806 COUNTRY CLUB PARKWAY
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,885.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,235.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.57000
    ----------------------------------------------------------------
0   0030874887     MORTGAGORS: DE PAOLA             PAUL
                               DE PAOLA             ELLEN
    REGION CODE    ADDRESS   : 319 WINIFRED DRIVE
        01         CITY      :    TOTOWA
                   STATE/ZIP : NJ  07512
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,352.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.80300
    ----------------------------------------------------------------
0   0030879183     MORTGAGORS: JACKSON              DOUGLAS
                               JACKSON              BETH
    REGION CODE    ADDRESS   : 6224 HILLSBORO ROAD
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37215
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,912.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,440.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030879845     MORTGAGORS: HEATH                PAUL
                               HEATH                BARBARA
    REGION CODE    ADDRESS   : 14311 QUITO ROAD
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   850,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    845,124.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,184.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   015
    LTV :                 43.58900
    ----------------------------------------------------------------
0   0030880009     MORTGAGORS: BARTON               HOWARD
                               BARTON               ELIZBETH
    REGION CODE    ADDRESS   : 8213 MARSH POINTE DRIVE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : AL  36117
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,831.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,793.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,188,000.00
                               P & I AMT:     20,875.55
                               UPB AMT:   2,177,106.65

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030881221     MORTGAGORS: ROSENTHAL            JOSEPH
                               ROSENTHAL            JUDY
    REGION CODE    ADDRESS   : 67 RADNOR PLACE
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11023
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,053.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.93500
    ----------------------------------------------------------------
0   0030881544     MORTGAGORS: SATTERFIELD          BRIAN
                               SATTERFIELD          RUSH
    REGION CODE    ADDRESS   : 409 CHINQUAPIN ORCHARD
        01         CITY      :    YORKTOWN
                   STATE/ZIP : VA  23693
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,241.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,453.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.93600
    ----------------------------------------------------------------
0   0030881577     MORTGAGORS: SEN'GERNI            PAULETTE

    REGION CODE    ADDRESS   : 8624 MAGNOLIA DR
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   287,360.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,360.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.66486
    ----------------------------------------------------------------
0   0030881775     MORTGAGORS: OMAR                 ISSAM

    REGION CODE    ADDRESS   : 5157 # A RENAISSANCE AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,369.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,540.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030882450     MORTGAGORS: SACKS                BURTON
                               SACKS                CAROL
    REGION CODE    ADDRESS   : 5757 GREEN MEADOW DRIVE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,231.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.67777
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,382,410.00
                               P & I AMT:     12,836.92
                               UPB AMT:   1,376,256.54

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030883086     MORTGAGORS: TYNDALL              KENNETH

    REGION CODE    ADDRESS   : 6636 SOLITARY AVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89110
    MORTGAGE AMOUNT :   289,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,852.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,746.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98768
    ----------------------------------------------------------------
0   0030884589     MORTGAGORS: SHANK                CLIFFORD
                               SHANK                VICKI
    REGION CODE    ADDRESS   : 4801 EAST 28TH AVENUE
        01         CITY      :    HUTCHINSON
                   STATE/ZIP : KS  67502
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,939.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030884597     MORTGAGORS: MOUNT                DAVID
                               MOUNT                MARGARET
    REGION CODE    ADDRESS   : 6241 E YUCCA STREET
        01         CITY      :    SCOTTSDALE`
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,280.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,729.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 38.15700
    ----------------------------------------------------------------
0   0030884803     MORTGAGORS: ILSTRUP              SARAH
                               STRAIT               KEVIN
    REGION CODE    ADDRESS   : 2815 WEST DAYBREAKER DRIVE
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,350.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 52.19200
    ----------------------------------------------------------------
0   0030885263     MORTGAGORS: STALEY               CURT
                               STALEY               ANDREA
    REGION CODE    ADDRESS   : 31 TIMBER KNOLL DRIVE
        01         CITY      :    WASHINGTON CROSSING
                   STATE/ZIP : PA  18977
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,564.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,244.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,540,950.00
                               P & I AMT:     14,429.20
                               UPB AMT:   1,532,987.36

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886626     MORTGAGORS: HU                   THOMAS
                               HU                   JENNY
    REGION CODE    ADDRESS   : 9 LEDGEWOOD DRIVE
        01         CITY      :    LAS FLORES AREA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,686.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99406
    ----------------------------------------------------------------
0   0030887095     MORTGAGORS: MBA                  EMMAUNUEL
                               MBA                  NWADIOGO
    REGION CODE    ADDRESS   : 5640 WEST 62ND STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   222,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,728.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,061.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 46.33300
    ----------------------------------------------------------------
0   0030887657     MORTGAGORS: MILLER               STEVE
                               MILLER               KAREN
    REGION CODE    ADDRESS   : 4450 EAST PERRY PARKWAY
        01         CITY      :    GREENWOOD VILLAGE
                   STATE/ZIP : CO  80121
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,059.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,415.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.74093
    ----------------------------------------------------------------
0   0030887665     MORTGAGORS: SHAKOORI             ALI
                               SHAKOORI             FERIAL
    REGION CODE    ADDRESS   : 332 POMPANO CIRCLE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,566.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 56.81800
    ----------------------------------------------------------------
0   0030887954     MORTGAGORS: KUN                  SAUL
                               KUN                  NEILA
    REGION CODE    ADDRESS   : 4339 WHITEHORSE ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,502.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,936.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.10700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,636,900.00
                               P & I AMT:     15,318.89
                               UPB AMT:   1,628,542.72

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030888788     MORTGAGORS: O'BRIEN              ROBERT
                               O'BRIEN              CHRISTINE
    REGION CODE    ADDRESS   : 7059 TORREY STREET
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   305,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,589.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,874.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 82.54000
    ----------------------------------------------------------------
0   0030888812     MORTGAGORS: ALLEN                KENNETH
                               ALLEN                KAREN
    REGION CODE    ADDRESS   : 234   PARKLANE DRIVE
        01         CITY      :    OLMOS PARK
                   STATE/ZIP : TX  78212
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,418.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,667.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888887     MORTGAGORS: DILLAN               J.A.

    REGION CODE    ADDRESS   : 12401 CENTRAL VALLEY ROAD NW
        01         CITY      :    POULSBO
                   STATE/ZIP : WA  98370
    MORTGAGE AMOUNT :   258,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,026.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.42400
    ----------------------------------------------------------------
0   0030889281     MORTGAGORS: LANJEWAR             DANIEL
                               LANJEWAR             MARIA
    REGION CODE    ADDRESS   : 13 BRUCE LANE
        01         CITY      :    MOUNT PLEASANT
                   STATE/ZIP : NY  10595
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,153.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0030889505     MORTGAGORS: ESTEBAN              JOSE
                               HAWKINS              MARY
    REGION CODE    ADDRESS   : 4871 LA CANADA BOULEVARD
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   549,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,052.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,018.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,771,950.00
                               P & I AMT:     16,313.19
                               UPB AMT:   1,764,240.75

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030891048     MORTGAGORS: KUZAN                JOHN
                               KUZAN                HELEN
    REGION CODE    ADDRESS   : 77 EAST 22ND STREET
        01         CITY      :    AVALON BOROUGH
                   STATE/ZIP : NJ  08202
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,876.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,260.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.05504
    ----------------------------------------------------------------
0   0030891147     MORTGAGORS: HICKEY               WILLLIAM

    REGION CODE    ADDRESS   : 26 RECORD RIDGE LANE
        01         CITY      :    LYME
                   STATE/ZIP : NH  03768
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,084.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,062.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.46100
    ----------------------------------------------------------------
0   0030891899     MORTGAGORS: BRADY                STEVEN
                               BRADY                PENNY
    REGION CODE    ADDRESS   : 12999 BRIDGEVIEW COURT
        01         CITY      :    MCCORDSVILLE
                   STATE/ZIP : IN  46055
    MORTGAGE AMOUNT :   293,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,996.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,806.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.73900
    ----------------------------------------------------------------
0   0030893036     MORTGAGORS: RUCCI                COREY
                               RUCCI                TAMMY
    REGION CODE    ADDRESS   : 58 BRIDGETON COURT
        01         CITY      :    SUGARLAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   223,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,346.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0030893820     MORTGAGORS: MACQUEEN             JULIAN
                               MACQUEEN             KIM
    REGION CODE    ADDRESS   : 22 HIGHPOINT DR
        01         CITY      :    GULF BREEZE
                   STATE/ZIP : FL  32561
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,212.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,185.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.58100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,777,650.00
                               P & I AMT:     16,328.58
                               UPB AMT:   1,767,516.86

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030893911     MORTGAGORS: PETRUCELLI           SALVATORE

    REGION CODE    ADDRESS   : 23 OAK TAVERN CIRCLE
        01         CITY      :    BRANCHBURG
                   STATE/ZIP : NJ  08876
    MORTGAGE AMOUNT :   245,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,276.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.89500
    ----------------------------------------------------------------
0   0030894638     MORTGAGORS: KONING               MICHAEL
                               KONING               SUSAN
    REGION CODE    ADDRESS   : 2915 W. LEOTA
        01         CITY      :    NORTH PLATTE
                   STATE/ZIP : NE  69101
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,345.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,124.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030895163     MORTGAGORS: WILLIAMSON           ROBERT
                               WILLIAMSON           MARY
    REGION CODE    ADDRESS   : 2005 ROSE POINT LANE
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98033
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    503,524.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,789.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.03600
    ----------------------------------------------------------------
0   0030895379     MORTGAGORS: QUIST                DAVID

    REGION CODE    ADDRESS   : 942 EVERGREEN COURT
        01         CITY      :    IOWA CITY
                   STATE/ZIP : IA  52245
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,952.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,466.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.24400
    ----------------------------------------------------------------
0   0030895387     MORTGAGORS: BROOKS               PHILIP
                               BROOKS               DIANE
    REGION CODE    ADDRESS   : 4831 MORELLE RD NE
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52402
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,251.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.48100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,486,600.00
                               P & I AMT:     13,956.06
                               UPB AMT:   1,471,673.36

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030895916     MORTGAGORS: OTSUBO               LAWRENCE
                               OTSUBO               HAYAKO
    REGION CODE    ADDRESS   : 1420 SEA RIDGE DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,034.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,940.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.26300
    ----------------------------------------------------------------
0   0030897169     MORTGAGORS: ANGLIN               RICHARD
                               ANGLIN               ANN
    REGION CODE    ADDRESS   : 414 NORTH LAKE SHORE DRIVE
        01         CITY      :    FONTANA
                   STATE/ZIP : WI  53125
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,181.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,655.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897599     MORTGAGORS: DILWORTH             RICHARD
                               DILWORTH             WINIFRED
    REGION CODE    ADDRESS   : 8600 SOUTH OCEAN DRIVE #304
        01         CITY      :    JENSEN BEACH
                   STATE/ZIP : FL  34957
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,329.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030898159     MORTGAGORS: RICHARDSON           LEWIS
                               RICHARDSON           KATHARINE
    REGION CODE    ADDRESS   : 404 BOWEN WAY
        01         CITY      :    W CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   245,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,434.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.98400
    ----------------------------------------------------------------
0   0030898233     MORTGAGORS: RISER                MARK
                               RISER                RHONDA
    REGION CODE    ADDRESS   : 125 SPRING HILL DRIVE
        01         CITY      :    BOERNE
                   STATE/ZIP : TX  78006
    MORTGAGE AMOUNT :   203,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,822.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,270,200.00
                               P & I AMT:     11,974.04
                               UPB AMT:   1,258,803.35

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030900104     MORTGAGORS: GERRITS              MIRIAM

    REGION CODE    ADDRESS   : 1950 DUBAY DRIVE
        01         CITY      :    MASINEE
                   STATE/ZIP : WI  54455
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,540.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.71400
    ----------------------------------------------------------------
0   0030901193     MORTGAGORS: KAZAN                YANAL
                               KAZAN                REGINE
    REGION CODE    ADDRESS   : 15 FORGE ROAD
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,542.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,344.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.78600
    ----------------------------------------------------------------
0   0030901250     MORTGAGORS: FERRIGAN             PAUL
                               FERRIGAN             LYNDA
    REGION CODE    ADDRESS   : 6439 SETON HOUSE LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,570.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.99200
    ----------------------------------------------------------------
0   0030902456     MORTGAGORS: ROBBINS              KENNETH
                               ROOT-ROBBINS         LOUISE
    REGION CODE    ADDRESS   : 2113 ADAMS STREET
        01         CITY      :    MADISON
                   STATE/ZIP : WI  53711
    MORTGAGE AMOUNT :   334,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,147.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030902555     MORTGAGORS: PEARSON              GEORGE
                               PEARSON              SMRUTI
    REGION CODE    ADDRESS   : 8320 LAURALWOOD LANE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   285,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,906.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,593,200.00
                               P & I AMT:     15,018.16
                               UPB AMT:   1,578,961.07

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030903991     MORTGAGORS: BAKER                KENNETH
                               BAKER                GINA
    REGION CODE    ADDRESS   : 3265 CRYSTAL PALM COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89177
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,221.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,823.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030904866     MORTGAGORS: MOORE                STEVEN
                               MOORE                JACQUELYN
    REGION CODE    ADDRESS   : 6503 LIBERTY RIDGE DRIVE
        01         CITY      :    HAMILTON
                   STATE/ZIP : OH  45011
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,745.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,923.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030905921     MORTGAGORS: PUGH                 MARK
                               PUGH                 KATHY
    REGION CODE    ADDRESS   : 1103 E PHIPPS COURT
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,121.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,717.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------
0   0030905962     MORTGAGORS: COPELAND             WILLIAM
                               COPELAND             LOTTE
    REGION CODE    ADDRESS   : 2033 EAST LEE STREET
        01         CITY      :    TUSCON
                   STATE/ZIP : AZ  85719
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,471.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030906408     MORTGAGORS: STEINMANN            WILLIAM,
                               STEINMANN            PATRICIA
    REGION CODE    ADDRESS   : 6372 LA POSTA DRIVE
        01         CITY      :    EL PASO
                   STATE/ZIP : TX  79912
    MORTGAGE AMOUNT :   241,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,429.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.90000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,516,150.00
                               P & I AMT:     14,099.37
                               UPB AMT:   1,508,990.32

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030906424     MORTGAGORS: LETO                 WILLIAM

    REGION CODE    ADDRESS   : 10305 EAST SHAGRI LA ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,501.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 36.76470
    ----------------------------------------------------------------
0   0030907141     MORTGAGORS: EISENBERG            ROBERT
                               EISENBERG            ELAINE
    REGION CODE    ADDRESS   : 1313 CLINTON ROAD
        01         CITY      :    HUGHSON
                   STATE/ZIP : CA  95326
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,628.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,765.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908255     MORTGAGORS: MORARSKI             EDWARD
                               MARTENS              CHRISTINA
    REGION CODE    ADDRESS   : 141 ERICA WAY
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94028
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,801.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,888.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.16400
    ----------------------------------------------------------------
0   0030909733     MORTGAGORS: FROST                ROBERT
                               FROST                CYNTHIA
    REGION CODE    ADDRESS   : 102 HUNTERS CREEK DRIVE
        01         CITY      :    LONGVIEW
                   STATE/ZIP : TX  75606
    MORTGAGE AMOUNT :   424,425.00  OPTION TO CONVERT :
    UNPAID BALANCE :    421,853.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,934.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.59700
    ----------------------------------------------------------------
0   0030909857     MORTGAGORS: MCMENEMY             MATTHEW
                               MCMENEMY             DAYNOR
    REGION CODE    ADDRESS   : 13 PECAN GORGE COURT
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   299,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,774.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,735.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,784,125.00
                               P & I AMT:     16,659.41
                               UPB AMT:   1,775,560.67

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030910293     MORTGAGORS: BONE                 KERRY
                               BONE                 LYNN
    REGION CODE    ADDRESS   : 165 PRUITT DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,734.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030910640     MORTGAGORS: NORSIGIAN            CEDRIC

    REGION CODE    ADDRESS   : 19 CHISHOLM ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,336.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.06300
    ----------------------------------------------------------------
0   0030910871     MORTGAGORS: JANAN                JALAL
                               JANAN                PARVIN
    REGION CODE    ADDRESS   : 403 12TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    578,209.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,294.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.23800
    ----------------------------------------------------------------
0   0030912174     MORTGAGORS: EARLE                SHERRILL
                               EARLE                JOHN
    REGION CODE    ADDRESS   : 39311 SPYGLASS PLACE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,654.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,529.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.95400
    ----------------------------------------------------------------
0   0030913008     MORTGAGORS: TRUMPOWER            KEVIN

    REGION CODE    ADDRESS   : 3650 BAY DRIVE
        01         CITY      :    EDGEWATER
                   STATE/ZIP : MD  21037
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,163.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,615.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,756,500.00
                               P & I AMT:     16,343.96
                               UPB AMT:   1,748,099.60

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030913131     MORTGAGORS: SIEGEL               WADE
                               SIEGEL               TESSA
    REGION CODE    ADDRESS   : 7344 RINDGE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90293
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,102.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,736.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.05900
    ----------------------------------------------------------------
0   0030913370     MORTGAGORS: PARKER               BRUCE
                               PARKER               DIANE
    REGION CODE    ADDRESS   : 210 WEXFORD COURT
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29212
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,986.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,054.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030913438     MORTGAGORS: TOLEN                HENRY
                               TOLEN                LAURA
    REGION CODE    ADDRESS   : 10001 MARINE VIEW DRIVE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98146
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,888.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,286.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030914204     MORTGAGORS: GONZALEZ             GUSTAVO

    REGION CODE    ADDRESS   : 1413 SUNSET HARBOUR DR. UNIT 407
        01         CITY      :    MIAMI BEACH
                   STATE/ZIP : FL  33139
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,190.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030914360     MORTGAGORS: CHARIFSON            PAUL
                               HAMAGUCHI            NOBUKO
    REGION CODE    ADDRESS   : 7 DARTMOUTH DRIVE
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,320.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.66100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,592,000.00
                               P & I AMT:     14,761.12
                               UPB AMT:   1,585,489.35

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030915649     MORTGAGORS: CARRINGTON           JANICE

    REGION CODE    ADDRESS   : 500 FREEDOM VIEW LANE
        01         CITY      :    VALLEY FORGE
                   STATE/ZIP : PA  19481
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,844.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,822.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 63.49200
    ----------------------------------------------------------------
0   0030915706     MORTGAGORS: CALLAGHAN            JOHN
                               CALLAGHAN            NANCY
    REGION CODE    ADDRESS   : 1 MOORS END LANE
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02554
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 40.86200
    ----------------------------------------------------------------
0   0030916779     MORTGAGORS: MANNING              STEPHEN
                               MANNING              JANIS
    REGION CODE    ADDRESS   : 17 FAIRVIEW ROAD
        01         CITY      :    SALEM
                   STATE/ZIP : MA  01970
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,193.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,522.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.28500
    ----------------------------------------------------------------
0   0030916910     MORTGAGORS: EXUM                 MARILYN

    REGION CODE    ADDRESS   : 15701 NEW CASTLE CT
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33647
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,225.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 57.60800
    ----------------------------------------------------------------
0   0030917066     MORTGAGORS: HEMPELMAN            ROBERT
                               HEMPELMAN            MARY
    REGION CODE    ADDRESS   : 6234 MIDNIGHT PASS ROAD #301
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34242
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,268.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,428,000.00
                               P & I AMT:     13,570.96
                               UPB AMT:   1,424,531.56

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030918262     MORTGAGORS: HILL                 DAVID
                               HILL                 ROSEANNE
    REGION CODE    ADDRESS   : 915 SAINT ANNE DRIVE
        01         CITY      :    STREET
                   STATE/ZIP : MD  21154
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,282.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.87500
    ----------------------------------------------------------------
0   0030919328     MORTGAGORS: KIANI                HAMID

    REGION CODE    ADDRESS   : 203 LYNN CREEK DRIVE
        01         CITY      :    ARLINGTON
                   STATE/ZIP : TX  76018
    MORTGAGE AMOUNT :    93,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,796.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       878.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0030920532     MORTGAGORS: ROSENBAUM            MARCIA

    REGION CODE    ADDRESS   : 3985 DUNE DRIVE
        01         CITY      :    AVALON
                   STATE/ZIP : NJ  08202
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,148.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,662.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.02500
    ----------------------------------------------------------------
0   0030920979     MORTGAGORS: RADETSKY             SAMUEL
                               RADETSKY             SHERYL
    REGION CODE    ADDRESS   : 321 SLEEPING OWL POINT
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80026
    MORTGAGE AMOUNT :   250,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,751.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,340.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.19400
    ----------------------------------------------------------------
0   0030921530     MORTGAGORS: EXCOFFIER            JEAN-LOUIS
                               EXCOFFIER            KATIE
    REGION CODE    ADDRESS   : 5307 SADDLECOURT COURT
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94803
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,244.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,108,850.00
                               P & I AMT:     10,281.90
                               UPB AMT:   1,105,224.19

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030922108     MORTGAGORS: ELAZAB               DEAN
                               ELAZAB               BONNIE
    REGION CODE    ADDRESS   : 9 DOESCHER DRIVE
        01         CITY      :    HARAHAN
                   STATE/ZIP : LA  70123
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,123.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,845.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 54.05400
    ----------------------------------------------------------------
0   0030922389     MORTGAGORS: LIN                  PETER
                               SOMSOUK              TIENGKHAM
    REGION CODE    ADDRESS   : 1207 EUCLID
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91776
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,298.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,701.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030922603     MORTGAGORS: WONG                 LEON
                               CHONG                LORRAINE
    REGION CODE    ADDRESS   : 19 SHAW ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,714.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,255.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.40601
    ----------------------------------------------------------------
0   0030922892     MORTGAGORS: LIESNER              LARRY
                               BUSH                 AMELIA
    REGION CODE    ADDRESS   : 615 OAKLEY PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,176.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,723.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030923304     MORTGAGORS: SULLIVAN             MARK

    REGION CODE    ADDRESS   : 3 BALDHILL PLACE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 50.47200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,388,000.00
                               P & I AMT:     13,020.07
                               UPB AMT:   1,382,312.48

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030923379     MORTGAGORS: NADOLNEY             JEFFREY
                               NADOLNEY             ANDREA
    REGION CODE    ADDRESS   : 70 JOHNSON DRIVE
        01         CITY      :    HOLLISTON
                   STATE/ZIP : MA  01746
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,217.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,836.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.99000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.99000  PRODUCT CODE      :   002
    LTV :                 70.37900
    ----------------------------------------------------------------
0   0030923577     MORTGAGORS: RAHIMI               STEVE
                               RAHIMI               ZIBA
    REGION CODE    ADDRESS   : 751 WEST TEAKWOOD AVENUE
        01         CITY      :    LA HABRA
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,683.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030923700     MORTGAGORS: DE ARCANGELIS        PETER

    REGION CODE    ADDRESS   : 7705 LOOKOUT COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22306
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,053.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,851.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.58900
    ----------------------------------------------------------------
0   0030923957     MORTGAGORS: SEGAL                MARK
                               SEGAL                ARLEEN
    REGION CODE    ADDRESS   : 1135 FALLEN LEAF ROAD
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    992,045.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,412.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   015
    LTV :                 58.82353
    ----------------------------------------------------------------
0   0030924195     MORTGAGORS: JOHNSON              KARL
                               JOHNSON              KATHRYN
    REGION CODE    ADDRESS   : 7675 LAVENHAM LANDING
        01         CITY      :    KINGSTOWNE
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   265,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,420.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,127,200.00
                               P & I AMT:     19,922.27
                               UPB AMT:   2,114,200.01

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030925200     MORTGAGORS: FRIEDMAN             MICHAEL
                               FRIEDMAN             FRANCES
    REGION CODE    ADDRESS   : 17 STONEGATE DRIVE
        01         CITY      :    WATCHUNG
                   STATE/ZIP : NJ  07060
    MORTGAGE AMOUNT :   299,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,380.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030925598     MORTGAGORS: ROSS                 STEVEN
                               SHIH                 KITTY
    REGION CODE    ADDRESS   : 13103 BACH WAY
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,962.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,176.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.55500
    ----------------------------------------------------------------
0   0030926968     MORTGAGORS: MARINEC              TIMOTHY
                               MARINEC              VERA
    REGION CODE    ADDRESS   : 876 CANYON VIEW DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,560.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,502.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 58.07200
    ----------------------------------------------------------------
0   0030927818     MORTGAGORS: MAYS                 GREG
                               MAYS                 KATHRYN
    REGION CODE    ADDRESS   : 71 SOUTH PEAK
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   649,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,039.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,016.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.37200
    ----------------------------------------------------------------
0   0030928261     MORTGAGORS: MORGAN               JOHN
                               MORGAN               MARTHA
    REGION CODE    ADDRESS   : 25827 STUCKEY AVE SW
        01         CITY      :    VASHON ISLAND
                   STATE/ZIP : WA  98070
    MORTGAGE AMOUNT :   232,794.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,383.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.77500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,003,494.00
                               P & I AMT:     18,673.90
                               UPB AMT:   1,990,326.39

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030928295     MORTGAGORS: BUNCHMAN             HERBERT
                               QUINLAN              JANET
    REGION CODE    ADDRESS   : 3700 S. WATERFRONT DRIVE
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85248
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,399.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.35400
    ----------------------------------------------------------------
0   0030928329     MORTGAGORS: PETRO                ERIC
                               PETRO                LINDA
    REGION CODE    ADDRESS   : 341 AUBURN AVE
        01         CITY      :    SIERRA MADRE
                   STATE/ZIP : CA  91024
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,628.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,765.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------
0   0030928519     MORTGAGORS: YELLICH              GEORGE
                               YELLICH              LINDA
    REGION CODE    ADDRESS   : CAMINO REAL 4TH NW OF OCEAN AVE
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93923
    MORTGAGE AMOUNT :   543,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    537,183.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,155.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030928592     MORTGAGORS: LEHMAN               PAM
                               LEHMAN               GIFFORD
    REGION CODE    ADDRESS   : 1222 BRISTOL LANE
        01         CITY      :    PEBBLE BEACH
                   STATE/ZIP : CA  93953
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,200.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,942.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 39.92300
    ----------------------------------------------------------------
0   0030928618     MORTGAGORS: BELLINI              ALMA
                               BELLINI              CARL
    REGION CODE    ADDRESS   : 7 WINDSOR RIDGE
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75034
    MORTGAGE AMOUNT :   529,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,383.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,055.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.79063
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,057,600.00
                               P & I AMT:     19,460.25
                               UPB AMT:   2,038,795.18

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030928832     MORTGAGORS: TRAN                 XUAN
                               NGUYEN               THANH
    REGION CODE    ADDRESS   : 14371 TWISTED BRANCH RD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,300.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,778.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0030928840     MORTGAGORS: PHAM                 CATHY

    REGION CODE    ADDRESS   : 574 COUNTRY ISLE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,591.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,637.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030928873     MORTGAGORS: KAPRAL               DANIEL
                               KAPRAL               DEBORAH
    REGION CODE    ADDRESS   : 4609 NE 142ND ST
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98686
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,285.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.58000
    ----------------------------------------------------------------
0   0030928881     MORTGAGORS: AFNAN                MOHAMMED
                               AFNAN                JIA
    REGION CODE    ADDRESS   : 1048 VUELTA OLIVOS
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,234.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,303.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.16200
    ----------------------------------------------------------------
0   0030928907     MORTGAGORS: SPADONI              ALEXANDER

    REGION CODE    ADDRESS   : 2310 CAMINITO CALA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   282,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,146.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,683.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.69000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,532,400.00
                               P & I AMT:     14,504.47
                               UPB AMT:   1,498,558.47

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030928923     MORTGAGORS: KRANZ                MICHAEL
                               KRANZ                DEBORAH
    REGION CODE    ADDRESS   : 10 MEADOW LANE
        01         CITY      :    ATHERTON
                   STATE/ZIP : CA  94027
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,988.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,078.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 17.77700
    ----------------------------------------------------------------
0   0030928949     MORTGAGORS: SIMPSON              BRIAN
                               SIMPSON              JERILYN
    REGION CODE    ADDRESS   : 1903 COUNTRY CLUB LANE
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,258.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,981.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 63.67300
    ----------------------------------------------------------------
0   0030928956     MORTGAGORS: MC COPPIN            DONALD

    REGION CODE    ADDRESS   : 1521 VIRGINIA AVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91202
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,992.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,580.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 45.00000
    ----------------------------------------------------------------
0   0030928972     MORTGAGORS: CARNES               FRANK
                               CARNES               JOYCE
    REGION CODE    ADDRESS   : 7808 STEARMAN DR
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   242,910.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,939.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030929095     MORTGAGORS: NEILSON              JAMES
                               NEILSON              ADRIENNE
    REGION CODE    ADDRESS   : 340 NORTH ARM LANE
        01         CITY      :    ORONO
                   STATE/ZIP : MN  55364
    MORTGAGE AMOUNT :   409,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,676.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.80555
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,673,910.00
                               P & I AMT:     15,603.44
                               UPB AMT:   1,656,178.51

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929194     MORTGAGORS: HARRISON             WILLIAM
                               HARRISON             CHERYL
    REGION CODE    ADDRESS   : 4010 SOUTHPOINTE DR.
        01         CITY      :    EUGENE
                   STATE/ZIP : OR  97405
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,937.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.18700
    ----------------------------------------------------------------
0   0030929210     MORTGAGORS: GOVERNATORI          STEFANO
                               PHILPOTT             DYONNE
    REGION CODE    ADDRESS   : 2029 CHANNING AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,241.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,845.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.60300
    ----------------------------------------------------------------
0   0030929228     MORTGAGORS: WOOD                 ERNEST
                               WOOD                 KAREN
    REGION CODE    ADDRESS   : 10246 RANCH ROAD
        01         CITY      :    ROUGH AND READY
                   STATE/ZIP : CA  95975
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,422.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,647.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0030929244     MORTGAGORS: COATES               PAUL
                               SLUSKY               VICTORIA
    REGION CODE    ADDRESS   : 72 GOLDEN HIND PASSAGE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,070.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.88200
    ----------------------------------------------------------------
0   0030929251     MORTGAGORS: LAUSSADE             JEAN-PIERRE
                               LAUSSADE             HELENE
    REGION CODE    ADDRESS   : 5803 KILLARNEY CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,882.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,276.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 52.17300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,573,000.00
                               P & I AMT:     14,797.68
                               UPB AMT:   1,560,553.66

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929269     MORTGAGORS: WILLIAMS             KENNETH
                               WILLIAMS             MARGARET
    REGION CODE    ADDRESS   : 13 MONTANAS NORTE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,855.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,578.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.90200
    ----------------------------------------------------------------
0   0030929301     MORTGAGORS: CARY                 DONICK

    REGION CODE    ADDRESS   : 520 SOUTH ROSSMORE AVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90020
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    644,009.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,979.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0030929319     MORTGAGORS: HOWELL               ROBERT
                               SURPRISE             JUANEE
    REGION CODE    ADDRESS   : 1170 EMERALD SOUND BOULEVARD
        01         CITY      :    OAK POINT
                   STATE/ZIP : TX  75068
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,384.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.51100
    ----------------------------------------------------------------
0   0030929327     MORTGAGORS: BOONE                JEFFREY
                               FELGATE              COLETTE
    REGION CODE    ADDRESS   : 1 SOUTH LANE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80110
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,256.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
0   0030929350     MORTGAGORS: MORRIS               DONALD
                               MORRIS               SUSAN
    REGION CODE    ADDRESS   : 755 KNOLL DR.
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    421,331.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,092.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 68.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,941,000.00
                               P & I AMT:     18,225.90
                               UPB AMT:   1,921,837.66

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929392     MORTGAGORS: LEE                  CHAUR
                               LEE                  WENDY
    REGION CODE    ADDRESS   : 6174 APPIAN WAY
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,975.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.64705
    ----------------------------------------------------------------
0   0030929418     MORTGAGORS: KEMERER              WILLIAM
                               KEMERER              BONNIE
    REGION CODE    ADDRESS   : 935 PEPPERWOOD DR.
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   539,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,301.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,078.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030929426     MORTGAGORS: LAMBAREN             ADOLFO
                               LAMBAREN             MARGARITA
    REGION CODE    ADDRESS   : 25892 FAIRCOURT LANE
        01         CITY      :    LAGUANA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   333,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,513.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,139.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.55800
    ----------------------------------------------------------------
0   0030929434     MORTGAGORS: GEORGAKIS            PETER
                               GEORGAKIS            HEATHER
    REGION CODE    ADDRESS   : 5347 UNIVERSITY DR.
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,897.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,958.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929442     MORTGAGORS: SCHWARTZ             MARTIN

    REGION CODE    ADDRESS   : 444 SYCAMORE RD.
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   643,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    637,009.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,869.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.30000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,155,600.00
                               P & I AMT:     20,104.91
                               UPB AMT:   2,136,698.10

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929459     MORTGAGORS: LEVY                 DONALD

    REGION CODE    ADDRESS   : 120 CHERRY STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,273.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,171.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 33.33300
    ----------------------------------------------------------------
0   0030929467     MORTGAGORS: PATEL                BHUPENDRA
                               PATEL                SHAKUNTALA
    REGION CODE    ADDRESS   : 2 COWELL LANE
        01         CITY      :    ATHERTON
                   STATE/ZIP : CA  94027
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,139.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 13.64400
    ----------------------------------------------------------------
0   0030929483     MORTGAGORS: SCHIFFERDECKER       JACK
                               SCHIFFERDECKER       NANCY
    REGION CODE    ADDRESS   : 6440 SW CANBY ST
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97219
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,123.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,091.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929509     MORTGAGORS: JACOBSON             ALAN
                               JACOBSON             LINDA
    REGION CODE    ADDRESS   : 11696 LARGO COURT
        01         CITY      :    LOMA LINDA
                   STATE/ZIP : CA  92354
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,908.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,376.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 87.50000
    ----------------------------------------------------------------
0   0030929533     MORTGAGORS: STEWART              MATTHEW

    REGION CODE    ADDRESS   : 15 VILLENEUVE
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,241.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,991.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.95400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,641,000.00
                               P & I AMT:     15,477.49
                               UPB AMT:   1,628,686.68

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929558     MORTGAGORS: LE ROY               CHRISTOPHER

    REGION CODE    ADDRESS   : 14 KETCH STREET #2
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,735.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,509.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929640     MORTGAGORS: HERAVI               BIJAN
                               HERAVI               MAHVASH
    REGION CODE    ADDRESS   : 1087 ACANTO PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   423,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,206.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,895.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030929665     MORTGAGORS: MC DONNAL            DANIEL
                               MC DONNAL            LORI
    REGION CODE    ADDRESS   : 17596 RIVER RUN ROAD
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   283,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,713.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0030929715     MORTGAGORS: PENNINGTON           JEROME
                               PENNINGTON           BETSY
    REGION CODE    ADDRESS   : 13219 BINNACLE WAY
        01         CITY      :    GALVESTON
                   STATE/ZIP : TX  77554
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,044.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,746.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.96800
    ----------------------------------------------------------------
0   0030929749     MORTGAGORS: GOY                  SUI
                               HU                   YIMI
    REGION CODE    ADDRESS   : 6132 JOHNSTON DR
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,068.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,622,150.00
                               P & I AMT:     15,147.04
                               UPB AMT:   1,611,768.59

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929764     MORTGAGORS: LE                   ANTHONY
                               HUYNH                NHAN
    REGION CODE    ADDRESS   : 887 HUNTER LANE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,183.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,390.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 48.20500
    ----------------------------------------------------------------
0   0030929780     MORTGAGORS: MORRIS               RONALD
                               MORRIS               NANCY
    REGION CODE    ADDRESS   : 777 DAY VALLEY RD
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   366,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,773.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,524.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 53.82300
    ----------------------------------------------------------------
0   0030929806     MORTGAGORS: PIRZADEH             SEAN

    REGION CODE    ADDRESS   : 145 CHURCHILL AVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94301
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,681.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,437.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929814     MORTGAGORS: SMITH                JOSEPH
                               MORELAND             AUDREY
    REGION CODE    ADDRESS   : 1027 23RD AVE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,846.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,116.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929822     MORTGAGORS: MASON                NORA

    REGION CODE    ADDRESS   : 20282 LA PALOMA AVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,900.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,151.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 45.94500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,888,000.00
                               P & I AMT:     17,620.07
                               UPB AMT:   1,872,384.24

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929830     MORTGAGORS: LEE                  ARTHUR
                               LEE                  LAINOR
    REGION CODE    ADDRESS   : 20791 MAUREEN WAY
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,694.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------
0   0030929848     MORTGAGORS: MILLS                ALAN
                               MILLS                CATHLEEN
    REGION CODE    ADDRESS   : 13324 SW ASCENSION DR
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97223
    MORTGAGE AMOUNT :   241,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,293.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.70800
    ----------------------------------------------------------------
0   0030929863     MORTGAGORS: LEUNG                MARTIN
                               HUNG                 MIN
    REGION CODE    ADDRESS   : 45 SANTA ANA AVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,683.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,814.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.36900
    ----------------------------------------------------------------
0   0030929889     MORTGAGORS: HAMBLEY              RICHARD
                               HAMBLEY              CATHERINE
    REGION CODE    ADDRESS   : 87 ALTA MESA CIRCLE
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   479,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,694.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,445.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929897     MORTGAGORS: STERNLICHT           MARK
                               STERNLICHT           CLAIRE
    REGION CODE    ADDRESS   : 243 OAK PARK DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  91431
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,438.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,910.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 63.82900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,871,000.00
                               P & I AMT:     17,648.16
                               UPB AMT:   1,854,804.52

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030929913     MORTGAGORS: YAP                  KOOI
                               YAP                  THORISA
    REGION CODE    ADDRESS   : 18880 PENDERGAST AVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,417.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,456.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0030929947     MORTGAGORS: SLAVIN               JEFFREY
                               SLAVIN               JANICE
    REGION CODE    ADDRESS   : 12005 LAMBERT
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,470.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,793.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030929962     MORTGAGORS: LEUNG                YUK
                               CHIU                 CHOI
    REGION CODE    ADDRESS   : 18945 MT LASSEN DR
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,654.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,771.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030929970     MORTGAGORS: HAYNES               JAMES
                               HAYNES               CHRISTIE
    REGION CODE    ADDRESS   : 221 14TH STREET
        01         CITY      :    MANHATTEN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,782.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,456.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.47600
    ----------------------------------------------------------------
0   0030929996     MORTGAGORS: CANIZALEZ            JOSE
                               CANIZALEZ            ROSA
    REGION CODE    ADDRESS   : 18168 PATRONELLA AVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90504
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,505.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,678,400.00
                               P & I AMT:     15,722.12
                               UPB AMT:   1,664,830.65

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030930010     MORTGAGORS: TSANG                FLORA
                               LAM                  BOSCO
    REGION CODE    ADDRESS   : 2835 95TH AVE NE
        01         CITY      :    CLYDE HILL
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,502.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,635.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.09100
    ----------------------------------------------------------------
0   0030930044     MORTGAGORS: ELKIN                MICHAEL
                               KLUZIK               TERESE
    REGION CODE    ADDRESS   : 182 TAMAL VISTA DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,328.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.26087
    ----------------------------------------------------------------
0   0030930077     MORTGAGORS: SWAGER               GARY
                               SWAGER               LESLIE
    REGION CODE    ADDRESS   : 12457 MONTANYA DRIVE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   241,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,365.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.98134
    ----------------------------------------------------------------
0   0030930101     MORTGAGORS: VU                   BAN
                               VU                   ANH
    REGION CODE    ADDRESS   : 1429 NEWPORTER WAY
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   477,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,619.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,359.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030930135     MORTGAGORS: MILLER               JAMES
                               MILLER               NANCY
    REGION CODE    ADDRESS   : 521 PASEO DE LA PLAYA
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   279,295.55  OPTION TO CONVERT :
    UNPAID BALANCE :    274,779.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,444.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/07
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 28.49900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,548,045.55
                               P & I AMT:     15,226.37
                               UPB AMT:   1,527,593.76

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030930440     MORTGAGORS: LU                   TAI
                               LU                   LY LISA
    REGION CODE    ADDRESS   : 532 SHELLEY COURT
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,211.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,730.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.74500
    ----------------------------------------------------------------
0   0030930705     MORTGAGORS: CHANG                HSIAO

    REGION CODE    ADDRESS   : 2578 NORTH SAN MIGUEL DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,812.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,409.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 54.64472
    ----------------------------------------------------------------
0   0030930713     MORTGAGORS: NELSON               TIMOTHY
                               NELSON               CHRISTINA
    REGION CODE    ADDRESS   : 9710 APPIN FALLS DRIVE
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77379
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,245.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,290.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 37.15000
    ----------------------------------------------------------------
0   0030930739     MORTGAGORS: KING                 MIKE
                               KING                 DAWN
    REGION CODE    ADDRESS   : 71 LAKE ESTATES DRIVE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : TX  77356
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,036.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,706.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0030930754     MORTGAGORS: MCDONNELL            JOHN
                               MCDONNELL            LORI
    REGION CODE    ADDRESS   : 2568 N. SAN MIGUEL DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,372.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,587.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,765,900.00
                               P & I AMT:     16,723.98
                               UPB AMT:   1,740,678.51

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030930770     MORTGAGORS: SPERRY               KRIS
                               SPERRY               LAURIE
    REGION CODE    ADDRESS   : 5797 TROTTERS COURT
        01         CITY      :    STONE MOUNTAIN
                   STATE/ZIP : GA  30087
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,602.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030930796     MORTGAGORS: CUEVAS               ISABEL
                               CUEVAS               NORMA
    REGION CODE    ADDRESS   : 7271 RIO FLORA PLACE
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90241
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,997.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,287.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030930812     MORTGAGORS: EVANS                ELLEN
                               EVANS                PETER
    REGION CODE    ADDRESS   : 836 BUCK LANE
        01         CITY      :    HAVERFORD TOWNSHIP
                   STATE/ZIP : PA  19041
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,182.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0030930903     MORTGAGORS: SAMAN                NAHID
                               SAMAN                DAVOUD
    REGION CODE    ADDRESS   : SOUTH EAST CORNER OF 4TH AVENUE
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93921
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,277.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,910.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------
0   0030930937     MORTGAGORS: KELLY                CHRISTINE
                               KELLY                MARK
    REGION CODE    ADDRESS   : 2913 KEELINGWOOD COURT
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,270.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,797.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 53.63636
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,647,400.00
                               P & I AMT:     15,430.90
                               UPB AMT:   1,634,331.02

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030931109     MORTGAGORS: BENSON               SUSAN
                               BENSON               MARK
    REGION CODE    ADDRESS   : 3095 NORTH ELECTRA DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80906
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,182.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------
0   0030931323     MORTGAGORS: HE                   LI-JING
                               LIOU                 FANG-LIN
    REGION CODE    ADDRESS   : 1706 LEXINGTON ROAD
        01         CITY      :    GREEN OAKS
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,905.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.23800
    ----------------------------------------------------------------
0   0030932941     MORTGAGORS: ROUSE                CHARLES
                               GENDE                DIANE
    REGION CODE    ADDRESS   : 11916 SW ELEMAR COURT
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97224
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,125.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,786.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030934038     MORTGAGORS: RUTTINGER            CHRIS
                               RUTTINGER            KAREN
    REGION CODE    ADDRESS   : 4653 EAST GROVE CIRCLE
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85206
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,044.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030934251     MORTGAGORS: KAUSHIK              VENKATESWARAN
                               KAUSHIK              LAXMI
    REGION CODE    ADDRESS   : 595 YAMPA WAY
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   279,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,674.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,630.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.62800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,506,500.00
                               P & I AMT:     14,092.46
                               UPB AMT:   1,502,026.10

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030934640     MORTGAGORS: COLVIN               ROBERT
                               COLVIN               GATEWOOD
    REGION CODE    ADDRESS   : 46 CHAPPAQUIDDICK ROAD
        01         CITY      :    EDGARTOWN
                   STATE/ZIP : MA  02539
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,626.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,985.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.23357
    ----------------------------------------------------------------
0   0030934772     MORTGAGORS: EILERS               ROBERT

    REGION CODE    ADDRESS   : 4 HOP HOLLOW
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,761.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030934897     MORTGAGORS: WEISSMULLER          KURT
                               WEISSMULLER          JENNIFER
    REGION CODE    ADDRESS   : 1400 EL RITO AVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,702.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,449.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.63300
    ----------------------------------------------------------------
0   0030934913     MORTGAGORS: BARUCH               MAURY
                               BARUCH               KIRSTEN
    REGION CODE    ADDRESS   : 3414 N.E. 23RD PL.
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,370.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030934939     MORTGAGORS: VEIRS                JOELLEN
                               VEIRS                STEPHEN
    REGION CODE    ADDRESS   : 950 FAIRVIEW DR.
        01         CITY      :    WOODLAND
                   STATE/ZIP : CA  95695
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,199.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,439.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,650,600.00
                               P & I AMT:     15,357.08
                               UPB AMT:   1,638,661.49

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030934947     MORTGAGORS: CHANG                ELSON
                               CHANG                HWA-MAI
    REGION CODE    ADDRESS   : 46665 WINDMILL DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,420.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,173.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.32200
    ----------------------------------------------------------------
0   0030934962     MORTGAGORS: DAMBERGER            STANLEY
                               GRIGG-DAMBERGER      MADELINE
    REGION CODE    ADDRESS   : 910 LOS ARBOLES AVE NW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87107
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,593.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,268.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030934970     MORTGAGORS: MCBREEN              ROBERT
                               MCBREEN              ELIZABETH
    REGION CODE    ADDRESS   : 13561 N.E. 54TH PL
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98005
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,202.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 29.41100
    ----------------------------------------------------------------
0   0030934988     MORTGAGORS: FRUMAN               LEWIS

    REGION CODE    ADDRESS   : 6 CEDAR RIDGE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92715
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,228.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,563.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 44.92000
    ----------------------------------------------------------------
0   0030935357     MORTGAGORS: BRUNNER              JOAN

    REGION CODE    ADDRESS   : 2861 VISTA MARIANA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,140.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,330.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,613,400.00
                               P & I AMT:     15,138.74
                               UPB AMT:   1,596,584.46

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030935365     MORTGAGORS: LOCKERT              ANDREW

    REGION CODE    ADDRESS   : 12020 SW. RIVERSIDE DR.
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97219
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,558.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,698.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.89700
    ----------------------------------------------------------------
0   0030935548     MORTGAGORS: JAMES                W.
                               JAMES                JANET
    REGION CODE    ADDRESS   : 606 WEST FOREST DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77079
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,354.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,409.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030935738     MORTGAGORS: CHOU                 CHIA
                               CHOU                 LIN
    REGION CODE    ADDRESS   : 18819 E ELMHURST STREET
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,199.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.59016
    ----------------------------------------------------------------
0   0030936215     MORTGAGORS: IACUONE              JOHN
                               IACUONE              CONNIE
    REGION CODE    ADDRESS   : 1110 THE CAPE
        01         CITY      :    HORSESHOE BAY
                   STATE/ZIP : TX  78657
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,972.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,213.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030936405     MORTGAGORS: WU-PONG              DAVID
                               WU-PONG              SUSANNA
    REGION CODE    ADDRESS   : 2101 OLD PRESCOTT PLACE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   244,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,010.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,268.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,466,350.00
                               P & I AMT:     13,772.44
                               UPB AMT:   1,457,096.81

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030936652     MORTGAGORS: CALLANAN             DANIEL
                               CALLANAN             NIKI
    REGION CODE    ADDRESS   : 3612 DRAYTON HALL NORTH
        01         CITY      :    NEW ALBANY
                   STATE/ZIP : OH  43054
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.98700
    ----------------------------------------------------------------
0   0030936660     MORTGAGORS: SANDERSON            PAUL
                               SANDERSON            JUDITH
    REGION CODE    ADDRESS   : 4935 E OAKMONT PLACE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85718
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,018.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,012.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.14800
    ----------------------------------------------------------------
0   0030937007     MORTGAGORS: ANTALEK              FRANK
                               ANTALEK              CHARLENE
    REGION CODE    ADDRESS   : 5555 TROWBRIDGE DRIVE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,181.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030937015     MORTGAGORS: LITRAS               STEPHEN
                               JAMES                LUCINDA
    REGION CODE    ADDRESS   : 625 DARTINGTON WAY
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,166.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.26000
    ----------------------------------------------------------------
0   0030938120     MORTGAGORS: KEMBLE               EUGENIA

    REGION CODE    ADDRESS   : 1409 35TH STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,370.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,237.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,467,800.00
                               P & I AMT:     13,580.09
                               UPB AMT:   1,463,536.92

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030938302     MORTGAGORS: WANG                 SHI
                               TENG                 CHIA
    REGION CODE    ADDRESS   : 1478 VALCARTIER DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,152.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,701.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.49606
    ----------------------------------------------------------------
0   0030938385     MORTGAGORS: BERG                 MICHAEL
                               BERG                 DIANE
    REGION CODE    ADDRESS   : FM 2480
        01         CITY      :    LOS FRESNOS
                   STATE/ZIP : TX  78566
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,677.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,178.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030938393     MORTGAGORS: ESTOCLET             ANDREW

    REGION CODE    ADDRESS   : 2575 THOROUGHBRED LANE
        01         CITY      :    ORONO
                   STATE/ZIP : MN  55356
    MORTGAGE AMOUNT :   460,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,883.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,141.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030938666     MORTGAGORS: KIRSCH               ROD
                               KIRSCH               ELIZABETH
    REGION CODE    ADDRESS   : 2618 80TH AVE NE
        01         CITY      :    MEDINA
                   STATE/ZIP : WA  98039
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,205.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030938682     MORTGAGORS: WANG                 SHINMIN
                               WANG                 MAY
    REGION CODE    ADDRESS   : 12 PONTE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   312,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,428.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,917.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,560,100.00
                               P & I AMT:     14,519.23
                               UPB AMT:   1,552,347.35

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030938708     MORTGAGORS: BRENLY               ROBERT
                               BRENLY               JOAN
    REGION CODE    ADDRESS   : 9726 E. LAUREL LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,550.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 42.37200
    ----------------------------------------------------------------
0   0030938914     MORTGAGORS: SMITH                MATTHEW
                               SMITH                JILL
    REGION CODE    ADDRESS   : 38 THACKERAY ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   558,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    558,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,015.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.71400
    ----------------------------------------------------------------
0   0030938948     MORTGAGORS: PENTA                CARL
                               PENTA                NELLIE
    REGION CODE    ADDRESS   : 8 SANDERS DRIVE
        01         CITY      :    SAUGUS
                   STATE/ZIP : MA  01906
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,254.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.93900
    ----------------------------------------------------------------
0   0030939136     MORTGAGORS: RING                 JAMES
                               HOPKINS              MERITA
    REGION CODE    ADDRESS   : 343 COMMERCIAL STREET, #503
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02109
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,741.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.10200
    ----------------------------------------------------------------
0   0030939193     MORTGAGORS: CHICCO               ROBERT
                               CHICCO               CHRISTINE
    REGION CODE    ADDRESS   : 1831 HENDRICKSON COURT
        01         CITY      :    MERRICK
                   STATE/ZIP : NY  11566
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,267.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,581,000.00
                               P & I AMT:     14,598.05
                               UPB AMT:   1,578,072.39

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030939227     MORTGAGORS: MCLEAY               PETER
                               MCLEAY               CAROL
    REGION CODE    ADDRESS   : 672 NORTH 63RD STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68132
    MORTGAGE AMOUNT :   462,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,315.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.18700
    ----------------------------------------------------------------
0   0030939938     MORTGAGORS: BROWNELL             STEPHEN
                               BROWNELL             STEPHANIE
    REGION CODE    ADDRESS   : 3435 CAMINO ALEGRE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   288,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,320.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,651.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0030940100     MORTGAGORS: WIGGINS              JACK

    REGION CODE    ADDRESS   : 15817 E. ECHO HILLS DRIVE
        01         CITY      :    FOUNTIAN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,117.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,864.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.83500
    ----------------------------------------------------------------
0   0030940175     MORTGAGORS: CREWS                DAVID
                               EAGLE                ELIZABETH
    REGION CODE    ADDRESS   : 17 LOCH RIDGE DRIVE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27408
    MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    797,503.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,246.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030940787     MORTGAGORS: HARAZIM              ERNEST
                               HARAZIM              INGRID
    REGION CODE    ADDRESS   : 9041 N 46TH STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85028
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,560.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,945.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.91500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,268,200.00
                               P & I AMT:     21,023.43
                               UPB AMT:   2,261,501.82

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030941710     MORTGAGORS: TOERGE               NORMAN
                               TOERGE               BRENDA
    REGION CODE    ADDRESS   : 8 SUNPEAK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   623,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    621,616.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,779.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.27800
    ----------------------------------------------------------------
0   0030942346     MORTGAGORS: FARIELLO             RICHARD
                               FARIELLO             THERESA
    REGION CODE    ADDRESS   : 4104 AMBER LANE
        01         CITY      :    FT. LAUDERDALE
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,707.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       948.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 43.92900
    ----------------------------------------------------------------
0   0030944441     MORTGAGORS: PATEL                SAMIR
                               PATEL                ARTI
    REGION CODE    ADDRESS   : 6564 HERON ROAD UNIT 3
        01         CITY      :    SAUGATUCK
                   STATE/ZIP : MI  49453
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,166.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030944557     MORTGAGORS: ROBERTSON            GLENN
                               CONLEY               JANE
    REGION CODE    ADDRESS   : 2419 BONNIE BRAE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92706
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,549.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,260.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.19200
    ----------------------------------------------------------------
0   0030945752     MORTGAGORS: WALKER               DAVID
                               WHITAKER-WALKER      NANCY
    REGION CODE    ADDRESS   : 1013 ARBOR TRACE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,541,500.00
                               P & I AMT:     14,307.30
                               UPB AMT:   1,537,040.83

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030945927     MORTGAGORS: ROBERTS              DENNIS

    REGION CODE    ADDRESS   : 50375 VISTA MONTANA
        01         CITY      :    LA QUINTA
                   STATE/ZIP : CA  92253
    MORTGAGE AMOUNT :   722,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    719,819.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,693.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 65.63600
    ----------------------------------------------------------------
0   0030947584     MORTGAGORS: KUPSTAS              ANTHONY
                               KUPSTAS              LESLIE
    REGION CODE    ADDRESS   : 217 CHURCH ROAD
        01         CITY      :    DEVON
                   STATE/ZIP : PA  19333
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.97500
    ----------------------------------------------------------------
0   0030948202     MORTGAGORS: CLELAND              DENNIS
                               CLELAND              CHERYL
    REGION CODE    ADDRESS   : 6462 SPOTTED FAWN RUN
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80125
    MORTGAGE AMOUNT :   291,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,648.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,764.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.79700
    ----------------------------------------------------------------
0   0030948822     MORTGAGORS: DUNLAVEY             DANA
                               WARD                 APRIL
    REGION CODE    ADDRESS   : 1925 BUCKRIDGE COURT
        01         CITY      :    COLFAX
                   STATE/ZIP : CA  95713
    MORTGAGE AMOUNT :   244,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,570.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.83660
    ----------------------------------------------------------------
0   0030948848     MORTGAGORS: MANZO                PATRICIA

    REGION CODE    ADDRESS   : 2223 BAYSIDE DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    596,364.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,562.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 39.08700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,107,800.00
                               P & I AMT:     19,637.25
                               UPB AMT:   2,100,402.45

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030948889     MORTGAGORS: ORNE                 RICHARD
                               ORNE                 SHERI
    REGION CODE    ADDRESS   : 11934 PALMS BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,107.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
0   0030949903     MORTGAGORS: WINDHAM              DARRELL

    REGION CODE    ADDRESS   : 1101 RIM ROAD
        01         CITY      :    EL PASO
                   STATE/ZIP : TX  79902
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,560.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,945.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030949911     MORTGAGORS: PERKINS              JUDSON
                               PERKINS              CHERYL
    REGION CODE    ADDRESS   : 605 RIVIERA ISLE
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33301
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,782.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,989.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030950034     MORTGAGORS: SULLIVAN             MAUREEN

    REGION CODE    ADDRESS   : 20925 CLAYTHORNE ROAD
        01         CITY      :    SHAKER HEIGHTS
                   STATE/ZIP : OH  44122
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.00000
    ----------------------------------------------------------------
0   0030951016     MORTGAGORS: BUZZARD              GREGORY
                               LIGHT                MARY
    REGION CODE    ADDRESS   : 205 VIA SODERINI
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,103.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,501,500.00
                               P & I AMT:     14,103.32
                               UPB AMT:   1,494,554.42

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030951651     MORTGAGORS: ERENSEL              BRENT
                               ERENSEL              ORHAN
    REGION CODE    ADDRESS   : 869 VIEW RIDGE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,113.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,823.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.57100
    ----------------------------------------------------------------
0   0030951933     MORTGAGORS: SCAMMELL             CHARLES

    REGION CODE    ADDRESS   : 165 STANTON ROAD
        01         CITY      :    STANTON
                   STATE/ZIP : NJ  08885
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,606.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,212.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.11500
    ----------------------------------------------------------------
0   0030952352     MORTGAGORS: GOODMAN              JOHN
                               BRESLIN              MARIE
    REGION CODE    ADDRESS   : 2810 29TH STREET, N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,372.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,717.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030952659     MORTGAGORS: MILBURN              JARRELL
                               MILBURN              BERLENE
    REGION CODE    ADDRESS   : 6005 MERRYMOUNT ROAD
        01         CITY      :    WESTOVER HILLS
                   STATE/ZIP : TX  76107
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,151.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030954259     MORTGAGORS: RUSH                 EDDIE

    REGION CODE    ADDRESS   : 205 MONTICELLO WAY
        01         CITY      :    FAIRBURN
                   STATE/ZIP : GA  30213
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,010.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,980.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,591,000.00
                               P & I AMT:     14,886.16
                               UPB AMT:   1,583,104.28

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030954291     MORTGAGORS: IONOV                STANISLAV
                               IONOV                IRINA
    REGION CODE    ADDRESS   : 26025 MULHOLLAND HIGHWAY
        01         CITY      :    CALABASAS AREA
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,010.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,153.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.81000
    ----------------------------------------------------------------
0   0030954333     MORTGAGORS: KREVAT               LEE
                               KREVAT               KATHLEEN
    REGION CODE    ADDRESS   : 10921 FESTIVAL DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,811.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 54.72727
    ----------------------------------------------------------------
0   0030954531     MORTGAGORS: CROLY                DAVID
                               CROLY                LOIS
    REGION CODE    ADDRESS   : 1020 MOLAD COURT
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.64700
    ----------------------------------------------------------------
0   0030956668     MORTGAGORS: CHEN                 ALLAN
                               CHEN                 WILLIAM
    REGION CODE    ADDRESS   : 1521 CONSTANSO COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,110.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,581.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.03700
    ----------------------------------------------------------------
0   0030956726     MORTGAGORS: VENKATESWARAN        MANI
                               VENKATESWARAN        MALTHI
    REGION CODE    ADDRESS   : 1101 WHITE CLIFF DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,075.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,946.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 68.49000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,481,000.00
                               P & I AMT:     13,782.55
                               UPB AMT:   1,478,196.10

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030957062     MORTGAGORS: GORDON               CECIL
                               GORDON               YVONNE
    REGION CODE    ADDRESS   : 4101 PYLES FORD ROAD
        01         CITY      :    GREENVILLE
                   STATE/ZIP : DE  19807
    MORTGAGE AMOUNT :   547,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,221.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,036.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.77600
    ----------------------------------------------------------------
0   0030957401     MORTGAGORS: CHOI                 JEONG
                               CHOI                 SUNGSHIN
    REGION CODE    ADDRESS   : 2327 SAINT FRANCIS DRIVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,965.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030957963     MORTGAGORS: COFFEY               HUI

    REGION CODE    ADDRESS   : 4541 CROWN RIDGE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   115,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,116.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,103.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.97200
    ----------------------------------------------------------------
0   0030959472     MORTGAGORS: MAI                  MICHAEL
                               MAI                  CHAULINH
    REGION CODE    ADDRESS   : 5070 GREENHAVEN STREET
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,888.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,348.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0030959670     MORTGAGORS: ALCANTRA             KENNETH
                               ALCANTRA             AMY
    REGION CODE    ADDRESS   : 24781 WINTERWOOD DRIVE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,289.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.90700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,606,950.00
                               P & I AMT:     14,882.48
                               UPB AMT:   1,592,482.50

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030959704     MORTGAGORS: KIGER                MICHAEL
                               KIGER                JAMIE
    REGION CODE    ADDRESS   : 1129 CAPITOL DR # 17
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   237,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,065.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0030959803     MORTGAGORS: NABAVI               MASSOUD
                               NABAVI               TAHEREH
    REGION CODE    ADDRESS   : 10811 WILKINS AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,486.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,803.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030960173     MORTGAGORS: STRUTIN              MILLARD
                               STRUTIN              NANCY
    REGION CODE    ADDRESS   : 12 EDINBERG LANE
        01         CITY      :    RANDOLPH TOWNSHIP
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,113.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,823.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.78900
    ----------------------------------------------------------------
0   0030960793     MORTGAGORS: STAINBROOK           DENNIS

    REGION CODE    ADDRESS   : 733 ASHLEIGH LANE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,283.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,117.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030962088     MORTGAGORS: MASON                PETER
                               GETZ                 KENNETH
    REGION CODE    ADDRESS   : 776 DANFORTH DR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90065
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,833.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,380,200.00
                               P & I AMT:     12,749.13
                               UPB AMT:   1,376,950.12

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030962195     MORTGAGORS: WADDELL              WAYNE
                               WADDELL              CAROL
    REGION CODE    ADDRESS   : 4555 SUNSET BLUFFS WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,870.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,403.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.29000
    ----------------------------------------------------------------
0   0030963680     MORTGAGORS: HENKES               MERVYN
                               HENKES               RUTH
    REGION CODE    ADDRESS   : 15545 NORTHEAST EILERS ROAD
        01         CITY      :    AURORA
                   STATE/ZIP : OR  97002
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,145.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,623.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 38.39800
    ----------------------------------------------------------------
0   0030963813     MORTGAGORS: FAGAN                JEFFREY
                               FAGAN                JUDY
    REGION CODE    ADDRESS   : 100 DEVRIESE COURT
        01         CITY      :    TENAFLY
                   STATE/ZIP : NJ  07670
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,903.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,564.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 39.87200
    ----------------------------------------------------------------
0   0030963854     MORTGAGORS: LANTOW               SAM
                               LANTOW               LINDA
    REGION CODE    ADDRESS   : 18230 84TH PLACE WEST
        01         CITY      :    EDMONDS
                   STATE/ZIP : WA  98026
    MORTGAGE AMOUNT :   237,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,582.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,203.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030964027     MORTGAGORS: CHI                  JAE
                               PAK                  YVONNE
    REGION CODE    ADDRESS   : 1564 OAK POINT TERRACE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,915.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,390.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,753,750.00
                               P & I AMT:     16,186.35
                               UPB AMT:   1,745,417.29

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030964191     MORTGAGORS: AZRAN                DAVID
                               AZRAN                SHARON
    REGION CODE    ADDRESS   : 25531 W KINGSTON COURT
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,604.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.15700
    ----------------------------------------------------------------
0   0030964225     MORTGAGORS: COOPER               SCOTT
                               SNYDER               DEBORAH
    REGION CODE    ADDRESS   : 1541 CLUBVIEW DR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   644,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    636,315.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,061.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030965081     MORTGAGORS: RIPPEON              DENNIS
                               RIPPEON              PRISCILLA
    REGION CODE    ADDRESS   : 29 BRIXTON COURT
        01         CITY      :    BETHANY BEACH
                   STATE/ZIP : DE  19930
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,825.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,583.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 57.69230
    ----------------------------------------------------------------
0   0030965099     MORTGAGORS: SELINGER             DENNIS

    REGION CODE    ADDRESS   : 900 PARK AVENUE, #23C
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10021
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    535,338.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,199.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030965149     MORTGAGORS: APFEL                KARL
                               APFEL                JULIE
    REGION CODE    ADDRESS   : 803 LAKE HEIGHTS COURT
        01         CITY      :    HIGHLAND VILLAGE
                   STATE/ZIP : TX  75067
    MORTGAGE AMOUNT :   472,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    471,287.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,415.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,631,700.00
                               P & I AMT:     24,865.51
                               UPB AMT:   2,615,767.32

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030965602     MORTGAGORS: LIU                  CHIA
                               WANG                 XIAOTONG
    REGION CODE    ADDRESS   : 2425 DEVON AVENUE
        01         CITY      :    EUGENE
                   STATE/ZIP : OR  97408
    MORTGAGE AMOUNT :   116,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,091.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.87900
    ----------------------------------------------------------------
0   0030965677     MORTGAGORS: KARTHAUSER           DENNIS
                               KARTHAUSER           GENEVA
    REGION CODE    ADDRESS   : 190 AUBURN WAY
        01         CITY      :    VACAVILLE
                   STATE/ZIP : CA  95688
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,686.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,593.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030965735     MORTGAGORS: VAKHNYANSKAYA        TANYA

    REGION CODE    ADDRESS   : 945 DARIEN WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,756.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,983.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 58.74100
    ----------------------------------------------------------------
0   0030965917     MORTGAGORS: OLSEN                STEVEN
                               OLSEN                DARCIA
    REGION CODE    ADDRESS   : 13B EAGLES NEST DRIVE
        01         CITY      :    LA CONNER
                   STATE/ZIP : WA  98257
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,112.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,942.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030966071     MORTGAGORS: AFABLE               RENATO
                               AFABLE               VICTOR
    REGION CODE    ADDRESS   : 19416 LAGUNA DR
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20879
    MORTGAGE AMOUNT :   216,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 87.65100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,343,000.00
                               P & I AMT:     12,664.50
                               UPB AMT:   1,339,054.42

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030967137     MORTGAGORS: HO                   CHI
                               HO                   SHUK
    REGION CODE    ADDRESS   : 26 GRAND COVE WAY
        01         CITY      :    EDGEWATER
                   STATE/ZIP : NJ  07020
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,669.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.85981
    ----------------------------------------------------------------
0   0030967517     MORTGAGORS: SWENSON              MICHAEL
                               SWENSON              PATTI
    REGION CODE    ADDRESS   : 13318 ST. MARY'S STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77079
    MORTGAGE AMOUNT :   265,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,263.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0030967533     MORTGAGORS: YANG                 DARCHUN
                               YANG                 LIFANG
    REGION CODE    ADDRESS   : 2226 CALLE ESCARLATA
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,027.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,200.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030967541     MORTGAGORS: CARRIER              CHRISTOPHER
                               CARRIER              AMY
    REGION CODE    ADDRESS   : 5301 CUESTA VERDE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,175.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 45.64100
    ----------------------------------------------------------------
0   0030967921     MORTGAGORS: PAVOLOTSKY           ILYA
                               PAVOLOTSKY           MARIANNA
    REGION CODE    ADDRESS   : 1981-A FUNSTON AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   469,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,644.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,482.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,472,900.00
                               P & I AMT:     13,655.47
                               UPB AMT:   1,467,780.78

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030968390     MORTGAGORS: TESFAY               FITSUM
                               SOLOMON              BELYOU
    REGION CODE    ADDRESS   : 63 FREMONT PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90005
    MORTGAGE AMOUNT :   585,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    585,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,464.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.85700
    ----------------------------------------------------------------
0   0030968564     MORTGAGORS: FALGIONE             ARTHUR
                               FALGIONE             CATHRYN
    REGION CODE    ADDRESS   : 5 GARRISON LANE
        01         CITY      :    MENDHAM
                   STATE/ZIP : NJ  07945
    MORTGAGE AMOUNT :   542,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    530,324.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,024.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.26600
    ----------------------------------------------------------------
0   0030969604     MORTGAGORS: LEOUNG               GIFFORD
                               LEOUNG               MEE MEE
    REGION CODE    ADDRESS   : 161 SAN ALESO AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94127
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,893.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030969810     MORTGAGORS: DOWNS                MICHAEL
                               DOWNS                MARLA
    REGION CODE    ADDRESS   : 19362 MAIDSTONE LANE
        01         CITY      :    HUNTINGDON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,456.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.81100
    ----------------------------------------------------------------
0   0030970479     MORTGAGORS: COHEN                JOEL
                               COHEN                LIBBY
    REGION CODE    ADDRESS   : 205 24TH STREET
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   334,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,412.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,147.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,146,400.00
                               P & I AMT:     19,986.75
                               UPB AMT:   2,133,736.57

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030970693     MORTGAGORS: BERLIN               ROBERT
                               BERLIN               LISA
    REGION CODE    ADDRESS   : 109 NORTH COVE DRIVE
        01         CITY      :    POINTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,152.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,750.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.93500
    ----------------------------------------------------------------
0   0030970735     MORTGAGORS: CHEN                 JOHN
                               LOUIE                SUSAN
    REGION CODE    ADDRESS   : 7908 PINEVILLE CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,124.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.77100
    ----------------------------------------------------------------
0   0030975130     MORTGAGORS: HERNANDEZ            JOE
                               HERNANDEZ            DOROTHY
    REGION CODE    ADDRESS   : 1828 ARROYO CHAMISO
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   274,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,320.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,298.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/07
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 37.65068
    ----------------------------------------------------------------
0   0030977334     MORTGAGORS: MILLER               ROBERT
                               MILLER               MARY
    REGION CODE    ADDRESS   : 21411 MORESBY WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,126.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,583.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.75000
    ----------------------------------------------------------------
0   0030977391     MORTGAGORS: LAM                  LOREN
                               LAM                  LORETTA
    REGION CODE    ADDRESS   : 207 SEASIDE DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,220.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,438.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,398,850.00
                               P & I AMT:     13,758.82
                               UPB AMT:   1,392,943.65

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030977862     MORTGAGORS: KING                 WALTER

    REGION CODE    ADDRESS   : 252 POVERTY HOLLOW ROAD
        01         CITY      :    REDDING
                   STATE/ZIP : CT  06896
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,846.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030977870     MORTGAGORS: CHENG                RONG-YAW
                               CHENG                MEI-WERN
    REGION CODE    ADDRESS   : 320 STANFORD AVENUE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,407.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.87327
    ----------------------------------------------------------------
0   0030977904     MORTGAGORS: SAYLOR               KENNETH
                               SAYLOR               GAIL
    REGION CODE    ADDRESS   : 3875 CHARIOT CIRCLE
        01         CITY      :    RESCUE
                   STATE/ZIP : CA  95672
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,323.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030979306     MORTGAGORS: FORTUNATO            VINCENT

    REGION CODE    ADDRESS   : 328 MISSOURI STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,951.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,043.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030980775     MORTGAGORS: GOO                  EDWARD
                               GOO                  GRACE
    REGION CODE    ADDRESS   : 53 VIA MALONA
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,245.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 28.39000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,316,600.00
                               P & I AMT:     12,097.97
                               UPB AMT:   1,311,774.22

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030980924     MORTGAGORS: YANG                 XINGBO
                               LI                   BO
    REGION CODE    ADDRESS   : 6418 PASEO SANTA MARIA
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,101.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,861.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.27700
    ----------------------------------------------------------------
0   0030982250     MORTGAGORS: CHANG                HSIANG-LING
                               CHANG                TU AN-PING
    REGION CODE    ADDRESS   : 180 STRATFORD DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94132
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,211.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.29100
    ----------------------------------------------------------------
0   0030982334     MORTGAGORS: YUAN                 HSING
                               HSU                  JANEJANE
    REGION CODE    ADDRESS   : 370 LOWER VINTNERS CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   374,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,281.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,497.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.11300
    ----------------------------------------------------------------
0   0030982375     MORTGAGORS: HORNG                SYSHIN
                               YU                   HSIAOPING
    REGION CODE    ADDRESS   : 14388 OKA ROAD
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,954.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,269.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030982854     MORTGAGORS: MATHEW               CIBY
                               ABRAHAM              SUSAN
    REGION CODE    ADDRESS   : 894 CAPE DIAMOND DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95133
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,342.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.84127
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,498,400.00
                               P & I AMT:     13,930.47
                               UPB AMT:   1,493,892.07

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030983217     MORTGAGORS: LARSON               EDWARD
                               LARSON               VIRGINIA
    REGION CODE    ADDRESS   : 7204 CYPRESS HILL DRIVE
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20879
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,318.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.24500
    ----------------------------------------------------------------
0   0030984298     MORTGAGORS: LIVERNOIS            MARC
                               LIVERNOIS            SHARON
    REGION CODE    ADDRESS   : 2795 CEDARIDGE DR.
        01         CITY      :    MIDLAND
                   STATE/ZIP : MI  48640
    MORTGAGE AMOUNT :   222,436.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,436.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030984306     MORTGAGORS: COHEN                ERIC
                               COHEN                DONNA
    REGION CODE    ADDRESS   : 6701 SW 125TH AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33183
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,835.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,643.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0030984322     MORTGAGORS: HARTMAN              GREGORY
                               HARTMAN              SHIRLEY
    REGION CODE    ADDRESS   : 6769 MCCORMICK WOODS DRIVE SW
        01         CITY      :    PORT ORCHARD
                   STATE/ZIP : WA  98367
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,890.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,603.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030985980     MORTGAGORS: DAVIDSON             PHILIP
                               DAVIDSON             LORETTA
    REGION CODE    ADDRESS   : 73 GALLUP HILL ROAD
        01         CITY      :    LEDYARD
                   STATE/ZIP : CT  06339
    MORTGAGE AMOUNT :   233,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,487.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,372,136.00
                               P & I AMT:     12,772.10
                               UPB AMT:   1,368,649.54

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030985998     MORTGAGORS: CRONIN               JAMES
                               CRONIN               MARY
    REGION CODE    ADDRESS   : 38 ATLANTIC BEACH COURT
        01         CITY      :    KIAWAH ISLAND
                   STATE/ZIP : SC  29455
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,003.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,670.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 43.47800
    ----------------------------------------------------------------
0   0030986012     MORTGAGORS: ALTMAN               BENJAMIN
                               ALTMAN               LISA
    REGION CODE    ADDRESS   : LAKE DRIVE
        01         CITY      :    PINEY FLATS
                   STATE/ZIP : TN  37686
    MORTGAGE AMOUNT :   485,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,156.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,599.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.62000
    ----------------------------------------------------------------
0   0030986996     MORTGAGORS: SEARCY               TRAVIS
                               SEARCY               JOANN
    REGION CODE    ADDRESS   : 2230 MONACO DRIVE
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93035
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,125.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,786.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030987010     MORTGAGORS: RAJYAGURU            VRAJLAL
                               RAJYAGURU            KALPANA
    REGION CODE    ADDRESS   : 3631 DEVEREAUX COURT
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32837
    MORTGAGE AMOUNT :   277,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,552.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,551.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.96800
    ----------------------------------------------------------------
0   0030987036     MORTGAGORS: OTT                  JAMES
                               OTT                  KRISTIE
    REGION CODE    ADDRESS   : 22510 ROLLING HILLS LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,086.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,702.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,854,400.00
                               P & I AMT:     17,310.77
                               UPB AMT:   1,845,924.48

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030988943     MORTGAGORS: BERNI                RONALD
                               BERNI                VICKI
    REGION CODE    ADDRESS   : 1556 CHEROKEE ROAD
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40205
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,314.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 59.51200
    ----------------------------------------------------------------
0   0030989511     MORTGAGORS: CHANG                FU-SHIH
                               CHANG                YU-JUNG
    REGION CODE    ADDRESS   : 250 STANFORD AVENUE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.39090
    ----------------------------------------------------------------
0   0030990543     MORTGAGORS: BOWES                PETER
                               BOWES                DIANE
    REGION CODE    ADDRESS   : NO. 9 WOODSTONE STREET
        01         CITY      :    AMARILLO
                   STATE/ZIP : TX  79106
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,190.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030992515     MORTGAGORS: BAUER                PHILLIP
                               BAUER                NANCY
    REGION CODE    ADDRESS   : 3911 BEAVER RUN DRIVE
        01         CITY      :    LONG GROVE
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,261.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.07600
    ----------------------------------------------------------------
0   0030995948     MORTGAGORS: SIPO                 SAID
                               SIPO                 JACKY
    REGION CODE    ADDRESS   : 14594 ALKOSH RD
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,010.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,153.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.79100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,399,000.00
                               P & I AMT:     13,184.86
                               UPB AMT:   1,396,462.49

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030995963     MORTGAGORS: HAUSER               CHARLES
                               HAUSER               LEAH
    REGION CODE    ADDRESS   : 8 ANTIGUA COURT
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,545.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030996102     MORTGAGORS: BAUR                 DONALD
                               BAUR                 KATHERINE
    REGION CODE    ADDRESS   : 2324 BLUEBONNET BOULEVARD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77030
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,768.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.16900
    ----------------------------------------------------------------
0   0030996110     MORTGAGORS: WAX                  JOSEPH
                               WAX                  JERRY
    REGION CODE    ADDRESS   : 11 SUDBURY WAY
        01         CITY      :    AVON
                   STATE/ZIP : CT  06001
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,336.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,026.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030996128     MORTGAGORS: DURLAND              WILLIAM
                               DURLAND              PHYLLIS
    REGION CODE    ADDRESS   : 1911 MILLERSVILLE PIKE
        01         CITY      :    LANCASTER
                   STATE/ZIP : PA  17603
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,950.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,103.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030996136     MORTGAGORS: FIXLER               ELLIOT

    REGION CODE    ADDRESS   : 12 WOODED WAY
        01         CITY      :    MAHOPAC
                   STATE/ZIP : NY  10541
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,440.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,398,200.00
                               P & I AMT:     13,133.83
                               UPB AMT:   1,390,040.90

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030997514     MORTGAGORS: ULRICH               WALTER
                               ULRICH               ELIZABETH
    REGION CODE    ADDRESS   : 3811 ABBEYWOOD DRIVE
        01         CITY      :    PEARLAND
                   STATE/ZIP : TX  77584
    MORTGAGE AMOUNT :   235,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,713.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0030997522     MORTGAGORS: PETERSON             GEORGE
                               PETERSON             LYNN
    REGION CODE    ADDRESS   : 2501 BRIDLE PATH
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,378.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 51.19000
    ----------------------------------------------------------------
0   0030997530     MORTGAGORS: RICHMAN              DAVID
                               RICHMAN              NANCY
    REGION CODE    ADDRESS   : 45 LINKSLAND DRIVE
        01         CITY      :    HUTCHINSON
                   STATE/ZIP : KS  06750
    MORTGAGE AMOUNT :   215,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,999.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030997548     MORTGAGORS: SAMMON               LAURENCE
                               WALSH                ANN
    REGION CODE    ADDRESS   : 125 CHESTNUT ROAD
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27514
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,624.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,183.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030997555     MORTGAGORS: SOHA                 MICHAEL
                               SOHA                 TERRI
    REGION CODE    ADDRESS   : 8255 KIRK DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80908
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,016.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.29100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,148,250.00
                               P & I AMT:     10,695.17
                               UPB AMT:   1,135,732.75

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030999130     MORTGAGORS: HILGER               NICHOLAS
                               CARNEY               NANCY
    REGION CODE    ADDRESS   : 784 BOAL PARKWAY
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,012.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.16600
    ----------------------------------------------------------------
0   0030999684     MORTGAGORS: FRICK                WILLIAM
                               FRICK                LAURA
    REGION CODE    ADDRESS   : 4268 NUGGET LANE
        01         CITY      :    VAIL
                   STATE/ZIP : CO  81657
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,506.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,670.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------
0   0031004039     MORTGAGORS: COLLINS              THOMAS
                               COLLINS              REBECCA
    REGION CODE    ADDRESS   : 23 GREENSBURGH LANE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    586,243.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,492.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.50000
    ----------------------------------------------------------------
0   0031004690     MORTGAGORS: DUMLER               THOMAS
                               DUMLER               LESLIE
    REGION CODE    ADDRESS   : 62 HEATHROW LANE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,916.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.33333
    ----------------------------------------------------------------
0   0031004708     MORTGAGORS: STANBERRY            BENNIE

    REGION CODE    ADDRESS   : 508 MEODOWVIEW ROAD
        01         CITY      :    HEALTH
                   STATE/ZIP : TX  75087
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,335.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,891,000.00
                               P & I AMT:     17,644.05
                               UPB AMT:   1,886,001.83

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031004716     MORTGAGORS: COYNE                TONY
                               COYNE                RITA
    REGION CODE    ADDRESS   : 2374 ST. ANTON DRIVE
        01         CITY      :    LODI
                   STATE/ZIP : CA  95242
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,103.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,802.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.78700
    ----------------------------------------------------------------
0   0031004724     MORTGAGORS: ZEMBAL               THOMAS
                               ZEMBAL               KATHLEEN
    REGION CODE    ADDRESS   : 591 MONTCLAIR DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,228.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.13953
    ----------------------------------------------------------------
0   0031004740     MORTGAGORS: MASSIE               WILLIAM
                               MASSIE               MELINDA
    REGION CODE    ADDRESS   : 1621 ASHWOOD DRIVE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : KY  40502
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,039.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.09000
    ----------------------------------------------------------------
0   0031004799     MORTGAGORS: HSU                  ALLEN
                               HSU                  CINDY
    REGION CODE    ADDRESS   : 11350 BUBB ROAD
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,793.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031004807     MORTGAGORS: GROVER               ROBERT
                               GROVER               DEBRA
    REGION CODE    ADDRESS   : 304 VALLEY GATE ROAD
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,954.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,520,000.00
                               P & I AMT:     14,208.69
                               UPB AMT:   1,514,326.15

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031004815     MORTGAGORS: ALEXANDER            DONALD
                               ALEXANDER            ALICE
    REGION CODE    ADDRESS   : 204 THE MAINE
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,290.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031004831     MORTGAGORS: CLARK                VERNON
                               CLARK                ELIANE
    REGION CODE    ADDRESS   : 171 MYRON DRIVE
        01         CITY      :    ZEPHYR COVE
                   STATE/ZIP : NV  89448
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,006.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,224.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031004849     MORTGAGORS: VADARI               SUBRAMANIAN
                               VADARI               ANUPAMA
    REGION CODE    ADDRESS   : 15902 34TH AVENUE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,223.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031004856     MORTGAGORS: FOSTER               GARY
                               FOSTER               YVONNE
    REGION CODE    ADDRESS   : 3181 OLD STAGE ROAD
        01         CITY      :    CENTRAL POINT
                   STATE/ZIP : OR  97502
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,364.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,921.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031004864     MORTGAGORS: AYALA                VICTOR
                               AYALA                PATRICIA
    REGION CODE    ADDRESS   : 1811 EAGLE TRACE BLVD.
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33071
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,251.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,396,000.00
                               P & I AMT:     13,132.77
                               UPB AMT:   1,389,136.28

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031004872     MORTGAGORS: AZZARETTO            FRANK
                               AZZARETTO            JANE
    REGION CODE    ADDRESS   : 701 SOUTHWICK DRIVE
        01         CITY      :    ALGONQUIN
                   STATE/ZIP : IL  60102
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,303.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.76300
    ----------------------------------------------------------------
0   0031004930     MORTGAGORS: LEE                  PATRICK
                               LEE                  LISA
    REGION CODE    ADDRESS   : 3000 JOY LAKE ROAD
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   303,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,842.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,837.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031005333     MORTGAGORS: KREMPASKY            RICHARD
                               KREMPASKY            PAMELA
    REGION CODE    ADDRESS   : 13628 SW ASCENSION DRIVE
        01         CITY      :    TIGARD
                   STATE/ZIP : OR  97223
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,556.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031005986     MORTGAGORS: GERSHFELD            JULIAN-YURY
                               GERSHFELD            ALANA
    REGION CODE    ADDRESS   : 2412 JUPITER DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,282.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031006323     MORTGAGORS: ZELAYETA             JOSEPH
                               ZELAYETA             DOROTHY
    REGION CODE    ADDRESS   : 23939 SE BONNIE LURE DRIVE
        01         CITY      :    EAGLE CREEK
                   STATE/ZIP : OR  97022
    MORTGAGE AMOUNT :   430,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,285.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,961.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.45100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,663,650.00
                               P & I AMT:     15,462.08
                               UPB AMT:   1,659,987.84

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031008907     MORTGAGORS: SPENGEL              JEAN

    REGION CODE    ADDRESS   : 1611 ALTA LA JOLLA DRIVE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,842.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031008964     MORTGAGORS: PLUMER               FRED
                               PLUMBER              DOROTHY
    REGION CODE    ADDRESS   : 681 SETTLERS LANE
        01         CITY      :    BRECKENRIDGE
                   STATE/ZIP : CO  80424
    MORTGAGE AMOUNT :   263,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,152.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,446.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031010291     MORTGAGORS: DES ROZIERS          FRANCOIS
                               DES ROZIERS          CORINNE
    REGION CODE    ADDRESS   : 460 WEST BARRY
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60657
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,159.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.72200
    ----------------------------------------------------------------
0   0031010457     MORTGAGORS: BONIOL               CHRISTOPHER

    REGION CODE    ADDRESS   : 444 LOUELLA AVENUE
        01         CITY      :    RADNOR TOWNSHIP
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,480.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,941.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031011620     MORTGAGORS: HAMERLING            JEFFREY
                               HAMERLING            LESLIE
    REGION CODE    ADDRESS   : 164 HALL DRIVE
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,984.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,497,150.00
                               P & I AMT:     13,956.48
                               UPB AMT:   1,493,475.40

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031011638     MORTGAGORS: HO                   KUOBIN
                               WU                   CHAO
    REGION CODE    ADDRESS   : 127 OLD GLORY COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,940.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.19400
    ----------------------------------------------------------------
0   0031012578     MORTGAGORS: CIACIURA             FIROUZEH
                               CIACIURA             GREG
    REGION CODE    ADDRESS   : 2215 WEST MCLEAN AVE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60647
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031012586     MORTGAGORS: MORIARTY             CATHERINE
                               MOLONEY              JOHN
    REGION CODE    ADDRESS   : 220 SOUTH BELMONT AVENUE
        01         CITY      :    ARLINGTON HEIGHTS
                   STATE/ZIP : IL  60005
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031012917     MORTGAGORS: LARA                 JOHN
                               LARA                 SUSIE
    REGION CODE    ADDRESS   : 3879 DE LA CRUZ BLVD
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95054
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,299.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.45100
    ----------------------------------------------------------------
0   0031012925     MORTGAGORS: HARGETT              MARK
                               HARGETT              CINDY
    REGION CODE    ADDRESS   : 15732 LEBANON CRITTENDEN ROAD
        01         CITY      :    CRITTENDEN
                   STATE/ZIP : KY  41030
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,752.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,294.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,279,300.00
                               P & I AMT:     11,993.20
                               UPB AMT:   1,277,852.32

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031013006     MORTGAGORS: DRAGO                ANTHONY
                               DRAGO                KATHLEEN
    REGION CODE    ADDRESS   : 1331 DUNNOCK WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,312.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.46700
    ----------------------------------------------------------------
0   0031013022     MORTGAGORS: SHAH                 HIMANSU
                               SHAH                 MITA
    REGION CODE    ADDRESS   : 4031 EAST REGENCY AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   386,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,637.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031013030     MORTGAGORS: LONG                 RUSSEL
                               CAMERON-LONG         SANDRA
    REGION CODE    ADDRESS   : 30836 CASILINA DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,895.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.09300
    ----------------------------------------------------------------
0   0031016306     MORTGAGORS: SMITH                STEVEN

    REGION CODE    ADDRESS   : 208 SE 45TH STREET
        01         CITY      :    CAPE CORAL
                   STATE/ZIP : FL  33904
    MORTGAGE AMOUNT :    92,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,044.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       908.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/12
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031016900     MORTGAGORS: HILLMAN              DAVID
                               HILLMAN              SHERRI
    REGION CODE    ADDRESS   : 184 CHARLEY DAY DRIVE
        01         CITY      :    BRIDGEPORT
                   STATE/ZIP : CA  93517
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,655.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,306,700.00
                               P & I AMT:     12,371.93
                               UPB AMT:   1,305,757.08

1    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 09/01/97
    P.O. BOX 5260              TMS AG0004971015  00 01 04
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031016934     MORTGAGORS: CHAN                 EILEEN
                               OW                   GARY
    REGION CODE    ADDRESS   : 1298 FILBERT STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94109
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,212.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,264.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/12
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.57100
    ----------------------------------------------------------------
0   0031017833     MORTGAGORS: ANG                  JOHNNY
                               ANG                  MILA
    REGION CODE    ADDRESS   : 2079 EAST WOODLYN ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,699.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031018187     MORTGAGORS: YAO                  YI-TING
                               WANG                 HUI-CHUAN
    REGION CODE    ADDRESS   : 5027 CARDUCCI DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   301,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,817.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031018401     MORTGAGORS: RIVERA               SALVADOR
                               RIVERA               JEAN
    REGION CODE    ADDRESS   : 2962 BURDECK DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94602
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.51100
    ----------------------------------------------------------------
0   0031022171     MORTGAGORS: SCHAFER              ALBERT
                               WALLACE              JANET
    REGION CODE    ADDRESS   : 25081 SAUSALITO ST
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,553.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/12
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.17600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,566,850.00
                               P & I AMT:     14,677.60
                               UPB AMT:   1,564,062.80
0                   TOTAL      NUM OF LOANS:  490
                               LOAN AMT: 156,237,596.55
                               P & I AMT:  1,463,887.56
                               UPB AMT: 155,033,107.81

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ________________,  ______
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1997-10


           Pursuant to the Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments
                 in part received and applied in
                 the applicable Prepayment Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Principal distributable:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________

                Class B5       $__________
                Class R        $__________

          (16) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (17) Certificate Interest Rate of:

                 Class S Certificates          _____________%

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Category A Percentage
                for such Distribution Date:    _____________%

           3. Category B Percentage
                for such Distribution Date:    _____________%

           4. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           5. Junior Percentage
                for such Distribution Date:    _____________%

           6. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           7. Class A6 Percentage:             _____________%

           8. Class A6 Prepayment
                Distribution Percentage:       _____________%

           9. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          10. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1                      _____     _____
                Class B2                      _____     _____
                Class B3                      _____     _____
                Class B4                      _____     _____
                Class B5                      _____     _____


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of September 1, 1997, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               _____________________________
                               [name of Investor]


                               By:__________________________
                                  Name:
                                  Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1997-7.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of September 1, 1997, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, as applicable, pursuant to the Pooling and Servicing
Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        ___________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1997-10

Ladies and Gentlemen:

           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                               Very truly yours,


                               _____________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests
(copies of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   _________________
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                  REMIC Multi-Class Pass Through
                     Certificates, Series 1997-10

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of September 1, 1997 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the Restricted
Certificates at the exclusive
direction of and as nominee
of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ________________, ______
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                          Series 1997-10

           Pursuant to the Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________

                     Class A5                       $__________
                     Class A6                       $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class S       $__________      ____%

           (4) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (5) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (6) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________
                Class S        $__________          $__________

           (7) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage
                  Loans:

                                          $__________    __________

          (8) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (9) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (10) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (11) Certificate Interest Rate of:
                 Class S Certificates                    __________%

          (12) Senior Percentage for such
                 Distribution Date:                      __________%

          (13) Category A Percentage
                 for such Distribution Date:             __________%

          (14) Category B Percentage
                 for such Distribution Date:             __________%

          (15) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (16) Class A6 Percentage:                      __________%

          (17) Class A6 Prepayment Distribution
                Percentage:                              __________%

          (18) Junior Percentage for
                 such Distribution Date:                 __________%

          (19) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I

                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                   Name:
                                   Title:


                               [PURCHASER]



                               By:________________________________
                                   Name:
                                   Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:____________________________
   Name:
   Title:

                             EXHIBIT L



             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           I, ___________________________________, being duly
sworn, do hereby state under oath that:

           1.   I am a duly elected ______________________________
of GE Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

           2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series [ ] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

           3. The Company is the payee under the following described Mortgage Note which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

      Loan No.:__________________________________________________

      Mortgage Note Date:________________________________________

      Borrower(s):_______________________________________________

      Original Payee (if not the Company):_______________________

      Original Amount:___________________________________________

      Mortgage Rate:_____________________________________________

      Address of Mortgaged Property:_____________________________

      ___________________________________________________________

           4.   The Company is the lawful owner of the Mortgage
Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

           5. A thorough and diligent search for the original executed Mortgage Note was undertaken and was unsuccessful.

           6. Attached hereto is a true and correct copy of the Mortgage Note.

           7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

           8. The Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. The Company's obligations under the preceding sentence shall not affect or impair the Company's obligations to the Trustee under Section 8.05 of the Agreement.

           9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage
Note to the Trustee.

           10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.




Date:_______________________   By:________________________________
                                  Name:
                                  Title:

State of New Jersey       )
                          )    ss:
County of Camden          )


      On this ________ day of __________________________, 199__, before me appeared ___________________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn, states that he/she is a/the __________________________________ of GE Capital Mortgage
Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.


                               __________________________________
                               Notary Public


[Notarial Seal]



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